                CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN
                  OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST
                      FOR CONFIDENTIAL TREATMENT.  THE OMITTED
                         MATERIAL HAS BEEN FILED SEPARATELY
                              WITH THE SECURITIES AND
                                EXCHANGE COMMISSION.




                  AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT


                                   BY AND BETWEEN


                                 THE IRVINE COMPANY


                                        AND


                              FIRSTWORLD ORANGE COAST



                                DATE: MARCH 5, 1998

                                  TABLE OF CONTENTS


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2.   DEMISE OF LEASED PREMISES.. . . . . . . . . . . . . . . . . . . . . .  2

     2.1    Demise of Leased Premises. . . . . . . . . . . . . . . . . . .  2
     2.2    Audit of Leased Premises; Hazardous Materials. . . . . . . . .  2
     2.3    Additional Spectrum. . . . . . . . . . . . . . . . . . . . . .  2
     2.4    Additional Areas . . . . . . . . . . . . . . . . . . . . . . .  3
     2.5    Marking and Reporting of Tubes.. . . . . . . . . . . . . . . .  4
     2.6    Return of Leased Premises. . . . . . . . . . . . . . . . . . .  4
     2.7    Assignment of Contract Rights and Warranties.. . . . . . . . .  4
     2.8    Right of Entry . . . . . . . . . . . . . . . . . . . . . . . .  4
     2.9    Obligation to Restore. . . . . . . . . . . . . . . . . . . . .  5
     2.10   Installation of Network. . . . . . . . . . . . . . . . . . . .  5
     2.11   Multiple Networks; Switch Service. . . . . . . . . . . . . . .  6

3.   TERM    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

4.   RENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

     4.1    Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     4.2    Basic Percentage Rent. . . . . . . . . . . . . . . . . . . . .  8
     4.3    Bonus Percentage Rent. . . . . . . . . . . . . . . . . . . . .  8
     4.4    Audit Rights . . . . . . . . . . . . . . . . . . . . . . . . .  9


5.   ADDITIONAL PAYMENTS BY FIRSTWORLD; IMPOSITION . . . . . . . . . . . . 10

     5.1    Irvine's Net Return. . . . . . . . . . . . . . . . . . . . . . 10
     5.2    Impositions. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5.3    Assessments in Installments. . . . . . . . . . . . . . . . . . 10
     5.4    Direct Payment by Irvine . . . . . . . . . . . . . . . . . . . 11
     5.5    Right to Contest . . . . . . . . . . . . . . . . . . . . . . . 11

6.   USE     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     6.1    Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.2    Failure to Operate.. . . . . . . . . . . . . . . . . . . . . . 11

7.   COMPLIANCE WITH APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . 12

8.   MAINTENANCE AND ALTERATIONS . . . . . . . . . . . . . . . . . . . . . 12

     8.1    Obligation to Maintain.. . . . . . . . . . . . . . . . . . . . 12
     8.2    Firstworld's Right to Perform Alterations. . . . . . . . . . . 12
     8.3    Right to Enter Into Operations and Maintenance Agreements. . . 13

9.   INDEMNITY; INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . 13

     9.1    Firstworld Indemnity . . . . . . . . . . . . . . . . . . . . . 13
     9.2    Exemption of Irvine from Liability.. . . . . . . . . . . . . . 13
     9.3    Irvine Indemnity.. . . . . . . . . . . . . . . . . . . . . . . 14
     9.4    Firstworld Insurance . . . . . . . . . . . . . . . . . . . . . 14
     9.5    Form of Policies . . . . . . . . . . . . . . . . . . . . . . . 15
     9.6    Increase in Liability Limits . . . . . . . . . . . . . . . . . 16
     9.7    Release and Waiver of Subrogation. . . . . . . . . . . . . . . 16

10.  DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . 16

11.  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     11.1   Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.2   Temporary Condemnation.. . . . . . . . . . . . . . . . . . . . 17
     11.3   Settlement or Compromise . . . . . . . . . . . . . . . . . . . 17
     11.4   Prompt Notice. . . . . . . . . . . . . . . . . . . . . . . . . 17

12.  TRANSFERS BY FIRSTWORLD . . . . . . . . . . . . . . . . . . . . . . . 18

     12.1   Firstworld's Right to Assign . . . . . . . . . . . . . . . . . 18
     12.2   Submittal for Consent. . . . . . . . . . . . . . . . . . . . . 18
     12.3   Effect of Transfer.. . . . . . . . . . . . . . . . . . . . . . 18
     12.4   Right of First Refusal . . . . . . . . . . . . . . . . . . . . 19
     12.5   Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . 19
     12.6   Multiple Networks. . . . . . . . . . . . . . . . . . . . . . . 19

13.  FINANCING BY FIRSTWORLD . . . . . . . . . . . . . . . . . . . . . . . 20

     13.1   Financing Not Prohibited Transfer. . . . . . . . . . . . . . . 20
     13.2   Cooperation with Lender Requirements.. . . . . . . . . . . . . 20
     13.3   Notice of Financing. . . . . . . . . . . . . . . . . . . . . . 21
     13.4   Notice of Default and Lender's Cure Rights . . . . . . . . . . 22
     13.5   Obligations of Lender and Successors . . . . . . . . . . . . . 23
     13.6   Lender Protections.. . . . . . . . . . . . . . . . . . . . . . 24
     13.7   Reversionary Interest. . . . . . . . . . . . . . . . . . . . . 24
     13.8   New Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     13.9   Concurrent Exercise. . . . . . . . . . . . . . . . . . . . . . 25

14.  IRVINE CURE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . 25

     14.1   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     14.2   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 25
     14.3   Priority of Cure Rights. . . . . . . . . . . . . . . . . . . . 26
     14.4   Irvine's Cure Rights . . . . . . . . . . . . . . . . . . . . . 26
     14.5   Purchase of Financing Encumbrance; Subrogation . . . . . . . . 28
     14.6   Right to Bid at Foreclosure Sale . . . . . . . . . . . . . . . 28

15.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

16.  REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . . 29

     16.1   Title to Leased Premises . . . . . . . . . . . . . . . . . . . 29
     16.2   No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 29

17.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

18.  DEFAULTS; REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . 30

     18.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . 30
     18.2   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     18.3   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     18.4   Late Payments. . . . . . . . . . . . . . . . . . . . . . . . . 32
     18.5   Right to Perform.. . . . . . . . . . . . . . . . . . . . . . . 33
     18.6   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 33
     18.7   Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     18.8   Damages Limitation . . . . . . . . . . . . . . . . . . . . . . 34

19.  PROTECTION OF CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . 34

     19.1   Designation of Confidential Information. . . . . . . . . . . . 34

20.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

21.  NO BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

22.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

23.  WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

24.  MEMORANDUM OF AGREEMENT; UCC FILING . . . . . . . . . . . . . . . . . 36

25.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . 37

26.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     26.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     26.2   Documents in Recordable Form.. . . . . . . . . . . . . . . . . 38
     26.3   Further Assurances . . . . . . . . . . . . . . . . . . . . . . 38
     26.4   Performance Under Protest. . . . . . . . . . . . . . . . . . . 38
     26.5   No Third Party Beneficiaries.. . . . . . . . . . . . . . . . . 39
     26.6   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 39
     26.7   Delivery of Drafts . . . . . . . . . . . . . . . . . . . . . . 39
     26.8   Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     26.9   Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . . 39
     26.10  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 39
     26.11  Amendments.. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     26.12  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . 39
     26.13  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 40
     26.14  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 40
     26.15  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 40
     26.16  Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . 40
     26.17  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     26.18  Negation of Partnership. . . . . . . . . . . . . . . . . . . . 40
     26.19  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . 40
     26.20  Relationships. . . . . . . . . . . . . . . . . . . . . . . . . 40


                                 TABLE OF APPENDICES

APPENDIX 1: GLOSSARY OF DEFINED TERMS
APPENDIX 2: DEPICTION OF EXISTING SPECTRUM
APPENDIX 3: DEPICTION OF ADDITIONAL SPECTRUM
APPENDIX 4: EXISTING AVAILABLE SPECTRUM CONDUIT
APPENDIX 5: ADDITION MEMORANDUM
APPENDIX 6: PHASING PLAN
APPENDIX 7: MEMORANDUM OF LEASE

                  AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT

          THIS AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT (this "Agreement") is dated as of March 5, 1998 and made by and between THE IRVINE COMPANY, a Delaware corporation, ("Irvine") and FIRSTWORLD ORANGE COAST, a California corporation ("FirstWorld").

                                       RECITALS

          A. Irvine has constructed the Existing Available Spectrum Conduit within the Existing Spectrum and will construct the Additional Available Spectrum Conduit within the Additional Spectrum. Portions of the Additional Spectrum and the Additional Available Spectrum Conduit may already be partially developed or under development as of the date of this Agreement, but are not being included within the Existing Spectrum or the Existing Available Spectrum Conduit due to the Parties' desire to limit changes in the Existing Spectrum and the Existing Available Spectrum Conduit during the negotiation of this Agreement.

          B. FirstWorld desires to build, own and operate within the Spectrum, the Spectrum Network by installing Cable into the Available Spectrum Conduit. For purposes of this Agreement, the Irvine Networks shall include all Cable installed in Conduit or any portion thereof within the Spectrum or any Additional Areas which may be incorporated into this Agreement in accordance with the terms hereof, but shall exclude all Equipment installed by FirstWorld to connect Cable to Buildings. The Irvine Networks will service properties within the Spectrum, as well as such Additional Areas which are incorporated into this Agreement in accordance with the terms hereof, including both properties owned by Irvine and those not owned by Irvine, provided that FirstWorld shall have the right to create additional Networks to service portions of the Spectrum or Additional Areas in accordance with the terms and provisions hereof.

          C. Irvine desires to lease to FirstWorld and FirstWorld desires to lease from Irvine the space within the Conduit so that FirstWorld can install the Network and provide service to the Serviced Buildings, on the terms and provisions set forth herein.

          D. Upon installation of Available Other Conduit in Additional Areas, all or any portion of such Additional Areas may, but need not be, incorporated into this Agreement in accordance with the terms and provisions hereof.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                      AGREEMENT

                                          1.

                                     DEFINITIONS

          Initially capitalized terms used herein as defined terms shall have the meanings given to them in the Glossary of Defined Terms attached hereto as APPENDIX 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined) or elsewhere in this Agreement.

                                          2.


                              DEMISE OF LEASED PREMISES.

           2.1 DEMISE OF LEASED PREMISES. Irvine hereby leases the Leased Premises to FirstWorld and FirstWorld hereby takes and hires the Leased Premises from Irvine for the purpose of installing, maintaining, operating, repairing, replacing and augmenting the Cable necessary for the operation of the Irvine Networks. The Leased Premises shall also include space within any additional Conduit installed or constructed by FirstWorld within the Spectrum and any Additional Areas, which additional Conduit shall upon construction thereof become the property of Irvine and a portion of the Conduit. Irvine does not currently anticipate that it will, and Irvine shall not be required to, construct building entrance conduit systems as part of any Available Conduit.

           2.2 AUDIT OF LEASED PREMISES; HAZARDOUS MATERIALS. FirstWorld hereby acknowledges that the Existing Available Spectrum Conduit was installed by Irvine over a period of years, and that portions of the same may have been installed over ten (10) years ago. Prior to the date of this Agreement, FirstWorld has undertaken a complete audit of the Existing Available Spectrum Conduit and approved of the condition of the same. FirstWorld hereby accepts the Leased Premises and the Existing Available Spectrum Conduit (as they exist as of the date of this Agreement) in their as-is condition and acknowledges that it has undertaken such reviews and investigations of the condition of the same as it deems necessary or appropriate. From time to time after the date of this Agreement, Irvine shall provide prompt notice to FirstWorld that Available Conduit has been or is about to be constructed (except to the extent space within such Available Conduit is already a part of the Leased Premises). Notwithstanding the foregoing, FirstWorld shall have no obligation to remove or remediate any Hazardous Materials located within the Leased Premises or otherwise affecting any Conduit except to the extent caused, permitted or contributed to by FirstWorld.

           2.3 ADDITIONAL SPECTRUM. From time to time after the date of this Agreement the Parties shall add to the Leased Premises, space within the Additional Available Spectrum Conduit, as the same is constructed, by executing an Addition Memorandum in the form of APPENDIX 5 attached hereto. The space within a portion of any Additional Available Spectrum Conduit so added to the Leased Premises shall be deemed to have been so added on the date which is thirty (30) days after FirstWorld's receipt of notice that there is Additional Available Spectrum Conduit. The Parties agree within ten (10) days after receipt of notice to execute an

Addition Memorandum, provided, however, that no failure by the Parties to execute an Addition Memorandum shall invalidate any addition to the Leased Premises effected by a notice that there is Additional Available Spectrum Conduit. The Additional Available Spectrum Conduit shall be constructed by Irvine in the Additional Spectrum without gaps and in a good and workmanlike manner. Any Additional Available Spectrum Conduit shall be constructed so that the portion of the same which is closest to any then existing Available Spectrum Conduit is not more than 1,000 feet from a portion of such then existing Available Spectrum Conduit. If Irvine constructs Additional Available Spectrum Conduit which is more than 1,000 feet from any then existing Available Spectrum Conduit, then the Parties shall review the location of such Additional Available Spectrum Conduit together and Irvine will add space within the same to the Leased Premises if FirstWorld determines that it can and will build or lease facilities at its expense to connect such Additional Available Spectrum Conduit to the Spectrum Network. If FirstWorld determines that it cannot or will not so connect such Additional Available Spectrum Conduit, then Irvine shall add space within such Additional Available Spectrum Conduit to the Leased Premises at a later date when it can be added within 1,000 feet from a portion of the then existing Available Spectrum Conduit. All Additional Available Spectrum Conduit constructed after the date hereof shall include at least *** tubes to assure FirstWorld that it will have *** tubes available to it in the Additional Spectrum areas in which Conduit has not yet been constructed. FirstWorld acknowledges that there may be Additional Available Spectrum Conduit which has been constructed or is in the process of being constructed by Irvine as of the date of this Agreement with less than *** and that construction of such Additional Available Spectrum Conduit with less than *** tubes shall not constitute a violation by Irvine of its obligations under the foregoing sentence, nor shall Irvine be obligated to add additional tubes to the same.

           2.4 ADDITIONAL AREAS. From time to time after the date of this Agreement, Irvine may elect by written notice to FirstWorld to add to the Leased Premises, space within Available Other Conduit, which notice shall also designate the Additional Area to be serviced by such Available Other Conduit.
If Irvine elects to add space within Available Other Conduit to the Leased Premises, such space within the Available Other Conduit shall be added to the Leased Premises effective upon the date which is thirty (30) days after Irvine's notice of such election, and the Parties shall, within thirty (30) days after Irvine's notice of such election, or upon subsequent request by either Party, execute an Addition Memorandum in the form of APPENDIX 5 attached hereto. After the addition of space within any Available Other Conduit in a particular Additional Area to the Leased Premises by Irvine, space within any Available Other Conduit thereafter constructed in such Additional Area shall automatically be added to the Leased Premises effective thirty (30) days after FirstWorld's receipt of notice that the same has been constructed, and the Parties shall execute an Addition Memorandum with regard to the space within such Available Other Conduit within ten (10) days after request by either Party. Notwithstanding the foregoing, no failure by the Parties to execute an Addition Memorandum shall invalidate any addition to the Leased Premises in accordance with this Section 2.4. Available Other Conduit to be added to this Agreement shall be constructed by Irvine without gaps and in a good and workmanlike manner. All Available Other Conduit to be added to this Agreement which


------------------------
          *** CONFIDENTIAL TREATMENT REQUESTED
is constructed after the date hereof shall include at least *** tubes to assure FirstWorld that it will have *** tubes available to it in the Additional Areas in which Conduit has not yet been constructed.

           2.5 MARKING AND REPORTING OF TUBES. FirstWorld shall at its expense mark all of the Conduit utilized by it to distinguish the Conduit tubes utilized by FirstWorld from the other tubes within telecommunications conduit installed by Irvine in the same cluster or trench as the Conduit. FirstWorld shall also register or report to an Underground Agency, the location of the Conduit utilized by FirstWorld, including all additions thereto constructed by FirstWorld.

           2.6 RETURN OF LEASED PREMISES. Upon the expiration or sooner termination of this Agreement, FirstWorld shall return the Leased Premises to Irvine in at least its original condition free and clear of all liens and encumbrances caused or permitted by FirstWorld, subject to reasonable wear and tear, and subject to the provisions of this Agreement, casualty, acts of God and condemnation. Upon such surrender, FirstWorld shall leave in place all Cable and all Conduit installed by it or on its behalf, including the Cable located in any Building between the point at which such Cable enters the Building and the MDF in such Building.

           2.7 ASSIGNMENT OF CONTRACT RIGHTS AND WARRANTIES. Without limiting Irvine's right to assert warranty claims in connection with defects in the construction of any Conduit, Irvine hereby agrees to enforce or to permit FirstWorld to enforce for the Term of this Agreement, all of Irvine's rights under any and all contracts relating to the construction and installation of the Conduit, including without limitation all express or implied warranties of manufacturers, fabricators, contractors and subcontractors.

           2.8 RIGHT OF ENTRY. In connection with FirstWorld's use of the Leased Premises, Irvine hereby agrees to permit FirstWorld to enter upon such portions of the real property owned by Irvine within the Spectrum from time to time and not leased to third parties (unless FirstWorld obtains the consent of such third parties to such entry), or into such easement areas as to which easements are held by Irvine which permit Irvine to allow a third party access over the same, as may be designated by Irvine from time to time upon request by FirstWorld for such entry, for the purposes of installing, maintaining, operating, repairing, replacing and augmenting the Conduit, the Cable and the Irvine Networks. Irvine will not unreasonably withhold, condition or delay its consent to any entry by FirstWorld upon real property owned by Irvine or into easement areas held by Irvine, where such entry is required by FirstWorld as an access route to allow FirstWorld to install the Irvine Networks. To the extent that Irvine is permitting FirstWorld to utilize easement rights held by Irvine, FirstWorld agrees to be bound by the terms and conditions of said easements, insofar as they pertain to FirstWorld's utilization of the same, and Irvine shall provide FirstWorld with a copy of the instrument creating such easement upon FirstWorld's request. FirstWorld agrees that as to any real property which Irvine permits FirstWorld to enter upon pursuant to this Section 2.8, FirstWorld will not unreasonably interfere with the use of such real property by the owner, lessee or occupant thereof. FirstWorld shall have the right to rely upon Irvine's statement that it owns a parcel of real property or holds

-----------------

          *** CONFIDENTIAL TREATMENT REQUESTED
particular easement rights. The right of entry contemplated in this Section 2.8, is not intended to address the facilities which FirstWorld anticipates it will require for installation of Equipment at various points along the Irvine Networks, and which FirstWorld refers to as its access nodes. The Parties anticipate that any space or facilities required by FirstWorld on Irvine property for the same will be leased by FirstWorld from Irvine separately from this Agreement upon terms to be agreed to between the Parties.

           2.9 OBLIGATION TO RESTORE. FirstWorld shall restore any real property which it enters upon in accordance with Section 2.8, above, to substantially the same condition as prior to FirstWorld's entry, which restoration shall include, without limitation, restoration of the surface of any trenched areas, recompaction of soil used to fill any trenches, and restoration of any removed, damaged or destroyed landscape.

           2.10     INSTALLATION OF NETWORK.

                2.10.1 FirstWorld shall construct the portion of the Spectrum Network that is located within the Existing Spectrum by FirstWorld's installation of Cable in the Existing Available Spectrum Conduit, and installation of additional Conduit to serve areas of the Existing Spectrum which do not have Existing Available Spectrum Conduit and installation of Cable in such additional Conduit, and connecting all of the same to a fully operational telecommunications service or an operational switching facility according to the Phasing Plan attached to this Agreement as APPENDIX 6, which Phasing Plan has been prepared by FirstWorld and approved by Irvine, and according to construction drawings that will be prepared by FirstWorld and submitted from time to time to the City (if so required by the City) and to Irvine for approval. Irvine's approval of such construction drawings shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any contrary provision of this Agreement, if for any reason whatsoever and without regard to any provisions of this Agreement as to Force Majeure or Unavoidable Delay, FirstWorld fails to complete the construction of the portion of the Spectrum Network that is located within the Existing Spectrum in accordance with this
Section 2.10.1 on or before the date which is eighteen (18) months after the date of this Agreement (the "Initial Installation Date"), then upon notice from Irvine given at any time after such date but prior to FirstWorld's completion of such construction, Irvine may as its sole remedy for such failure terminate this Agreement and the License Agreement.

                2.10.2 Upon the addition of any space within Additional Available Spectrum Conduit to the Leased Premises pursuant to Section 2.3, FirstWorld shall prepare and submit to Irvine for its approval (which approval shall not be unreasonably withheld, conditioned or delayed) a Phasing Plan for the portion of the Additional Spectrum to be serviced by such Additional Available Spectrum Conduit which provides for the completion of installation of Cable within the main trunk line of such Additional Available Spectrum Conduit not more than one hundred twenty (120) days after the addition of the same to the Leased Premises (or, if such space within Additional Available Spectrum Conduit is added prior to the Initial Installation Date, not later than one hundred twenty (120) days after the Initial Installation Date), and shall install Cable in such Additional Available Spectrum Conduit and cause the same to be connected to (a) the Spectrum Network, (b) a fully operational telecommunications service or (c) an operational switching facility, in accordance with the approved Phasing Plan for the same and construction drawings that will be prepared by FirstWorld and submitted from time to time to the City (if so required by the City) and to Irvine for approval. Irvine's approval of such construction drawings shall not be unreasonably withheld, conditioned or delayed. Upon the addition of space within any Available Other Conduit to the Leased Premises pursuant to Section 2.4, FirstWorld shall prepare and submit to Irvine for its approval (which approval shall not be unreasonably withheld, conditioned or delayed) a Phasing Plan for the Additional Area to be serviced by such Available Other Conduit which provides for the completion of installation of Cable within the main trunk line of such Available Other Conduit within one hundred eighty (180) days after the addition of the same to the Leased Premises (or, if such space within Available Other Conduit is added prior to the Initial Installation Date, not later than one hundred eighty (180) days after the Initial Installation Date), and shall install Cable in such Available Other Conduit and cause any new Network established for the added Additional Area or portion thereof to be connected to a fully operational telecommunications service or an operational switching facility in accordance with the approved Phasing Plan for the same and construction drawings that will be prepared by FirstWorld and submitted from time to time to the City (if so required by the City) and to Irvine for approval. Irvine's approval of such construction drawings shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing sentence, once an initial Phasing Plan for an Additional Area to be served by Available Other Conduit has been prepared by FirstWorld and approved by Irvine, any further additions of Available Other Conduit within the same Additional Area, or an expansion thereof into contiguous real property, shall provide for the completion of installation of Cable within the main trunk line of such Available Other Conduit within one hundred twenty
(120) days after the addition of the same to the Leased Premises (or, if such space within Available Other Conduit is added prior to the Initial Installation Date, not later than one hundred twenty (120) days after the Initial Installation Date).

                2.10.3 Completion of a phase shall mean the completion of installation of all Cable necessary to provide service for that phase of a Network and connection of such phase to a fully operational telecommunications service line or an operational switching facility, such that service could be provided to any property abutting the Conduit within not more than sixty (60) days after request for service by an occupant of such property. FirstWorld shall have the right to revise any Phasing Plan from time to time in order to respond to changes in technology and to Customer and User requirements and to achieve operating efficiencies, or in the case of any Additional Spectrum area or any Additional Area, to reflect a change in Irvine's anticipated development schedule for the area. Any material changes to any Phasing Plan shall be subject to Irvine's approval, which shall not be unreasonably withheld, conditioned or delayed, provided, that it shall be reasonable for Irvine to withhold its approval to any change to a Phasing Plan which would materially reduce or delay the potential Basic and Bonus Percentage Rent which could be earned by Irvine pursuant to this Agreement, or which would materially reduce the prompt provision of fiber optic service to Buildings.

           2.11     MULTIPLE NETWORKS; SWITCH SERVICE.

                2.11.1 FirstWorld shall have the right to provide service to the Spectrum Service Area through a single Network or through multiple Networks, and may provide service to any Additional Area as to which space in Available Other Conduit has been added to this Agreement from the Spectrum Network or from an Additional Network. FirstWorld may provide service to any areas not covered by this Agreement utilizing the Spectrum Network or any Additional Network, so long as: (a) there is at all times adequate capacity in the Spectrum

Network or such Additional Network to provide service to Customers in the Spectrum and the Additional Areas as to which space in Available Other Conduit has then been added to the Leased Premises pursuant to this Agreement; (b) the provision of service to such areas not covered by this Agreement (as to any single area or in the aggregate) does not materially and adversely impact the speed or quality of service provided to the Spectrum or such portions of the Additional Areas; and (c) there will be at all times an alternative fiber optic route to provide service to any such areas not covered by this Agreement without use of the Spectrum Network or any Additional Network.

                2.11.2 FirstWorld contemplates providing service to the Spectrum Network from one of its Affiliate's switching facility in Anaheim or any other switching facility which FirstWorld or any of its Affiliates may hereafter control. Such facility is expected to be utilized in providing service to multiple Networks, including Networks other than the Irvine Networks. FWC may transfer such facility into a separate Affiliate after the date hereof, and will enter into a separate agreement or agreements between such Affiliate and FirstWorld with regard to the provision of service to the Irvine Networks from such switching facility. No provision of this Agreement shall be construed as causing such switching facility to be a part of the Spectrum Network or any Additional Network, or requiring the transfer of such switching facility to a separate Affiliate. In the event that Irvine succeeds to rights of FirstWorld pursuant to the terms of this Agreement, including without limitation by exercising any of its cure rights under Article 14 or its right of first refusal under Section 12.4, Irvine shall have the option as to whether to assume any agreement regarding the provision of service from such switching facility or to terminate such agreement as to the Irvine Networks, and any such agreement regarding any such switching facility shall acknowledge and affirm the rights of Irvine under this Agreement as to agreements regarding switching facilities.

                                          3.


                                         TERM

          The term of this Agreement shall commence on the date of this Agreement (the "Commencement Date") and shall expire on December 31, 2027, unless terminated sooner as provided herein.

                                          4.


                                         RENT

           4.1 RENT. Commencing on the first Payment Date of the Term, and on each Payment Date thereafter during the Term, FirstWorld shall pay the Rent to Irvine, without notice or demand, in lawful money of the United States of America. Rent shall be paid by FirstWorld to Irvine in arrears on each Payment Date with respect to the immediately preceding calendar quarter at the address for Irvine set forth in Section 26.1, below, or at such other address as Irvine may from time to time specify by written notice in accordance with Section 26.1, below. Concurrently with the payment of Rent, FirstWorld shall submit to Irvine a report showing the information on which the amount of Rent paid by FirstWorld was determined, and the calculation of Rent, each in reasonable detail to provide Irvine a basis for verifying FirstWorld's determination of Rent.

           4.2 BASIC PERCENTAGE RENT. The Basic Percentage Rent shall equal *** percent (***%) of the Adjusted Gross Revenue from operation of the Irvine Networks, whether to buildings owned by Irvine or by any other Person.

           4.3 BONUS PERCENTAGE RENT.

                4.3.1 The Bonus Percentage Rent payable for any calendar quarter shall equal the sum of: (a) *** percent ( *** %) of the amount by which Adjusted Gross Combined Revenue for the calendar quarter preceding the Payment Date in question exceeds *** Dollars ($ *** ) but is less than or equal to *** Dollars ($ *** ); (b) *** percent ( *** %) of the amount by which Adjusted Gross Combined Revenue earned by FirstWorld for the calendar quarter preceding the Payment Date in question exceeds *** Dollars ($ *** ) but is less than or equal to *** Dollars ($ *** ); and (c) *** percent ( *** %) of the amount by which Adjusted Gross Combined Revenue collected by FirstWorld for the calendar quarter preceding the Payment Date in question exceeds *** Dollars ($ *** ).

                4.3.2 Within sixty (60) days after the expiration of each Fiscal Year, FirstWorld shall deliver to Irvine, FirstWorld's calculation of its Adjusted Gross Revenue and Adjusted Gross Combined Revenue for such Fiscal Year. If the Bonus Percentage Rent payable for such Fiscal Year exceeds the sum of all quarterly payments made by FirstWorld pursuant to Section 4.3.1 with respect to such Fiscal Year, then FirstWorld shall pay Irvine the amount of such excess concurrently with FirstWorld's delivery to Irvine of FirstWorld's calculation of its Adjusted Gross Revenue earned for such Fiscal Year. If the Bonus Percentage Rent payable for such Fiscal Year is less than the sum of all quarterly payments made by FirstWorld pursuant to Section 4.3.1 with respect to such Fiscal Year then FirstWorld may credit such excess against the Bonus Percentage Rent next payable under this Agreement, provided, however, that for the Fiscal Year ending at or after the end of the Term, such excess, if any, shall be paid to FirstWorld by Irvine within thirty (30) days after Irvine receives FirstWorld's calculation of its Adjusted Gross Revenue and Adjusted Gross Combined Revenue for such Fiscal Year. Bonus Percentage Rent payable for any Fiscal Year shall be calculated as the sum of: (a) *** percent ( *** %) of the amount by which Adjusted Gross Combined Revenue earned by FirstWorld for each Fiscal Year exceeds *** Dollars ($ *** ) but is less than or equal to *** Dollars ($ *** );
(b) *** percent ( *** %) of the amount by which Adjusted Gross Combined Revenue earned by FirstWorld for each Fiscal Year exceeds *** Dollars ($ *** ) but is less than or equal to *** Dollars ($ *** ); and (c) *** percent ( *** %) of the amount by which Adjusted

---------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

Gross Combined Revenue earned by FirstWorld for each Fiscal Year exceeds *** Dollars ($***).

           4.4 AUDIT RIGHTS. Irvine shall have the right from time to time, but no more frequently than once every twelve (12) months, upon not less than three
(3) business days prior notice, during normal business hours, to undertake such inspections and/or audits of FirstWorld's books and records as Irvine may deem necessary or appropriate to audit FirstWorld's Gross Revenue, Adjusted Gross Revenue, Adjusted Gross Combined Revenue, Basic Percentage Rent and/or Bonus Percentage Rent, and any all revenues and expenses of FirstWorld related thereto, including records of FirstWorld's affiliated, subsidiary or parent entities to the extent necessary to understand any inter-company accounts shown on the books and records of FirstWorld which would be relevant to such audit.
If it is ultimately determined in connection with any such audit that FirstWorld has underpaid its Rent by more than *** ( *** ) percent, then FirstWorld shall reimburse Irvine upon demand for Irvine's costs incurred in conducting such audit. Irvine shall have the right to copy such books and records in connection with such audit, provided, however, that Irvine hereby agrees that all information obtained by Irvine in conducting any such audit shall constitute Pre-Authorized Confidential Information, provided that the same may be disclosed to the extent necessary: to enable Irvine to enforce its rights hereunder; or to enable the review of such books and records by auditors and accountants retained by Irvine in connection with such audit who will also treat such information as Confidential Information. FirstWorld agrees to maintain good and accurate books and records, and to maintain its accounting in accordance with generally accepted accounting principles consistently applied. Any audit to be undertaken by Irvine with regard to any Fiscal Year, or any calendar quarter within such Fiscal Year, pursuant to this Section 4.4, shall be undertaken not later than *** ( *** ) months following FirstWorld's delivery to Irvine of FirstWorld's calculation of its Adjusted Gross Revenue and Adjusted Gross Combined Revenue for such fiscal year pursuant to Section 4.3.2, above, and if Irvine does not commence any such audit within such *** ( *** ) month period, Irvine shall conclusively be deemed to have waived its right to an audit with respect to such Fiscal Year, and any calendar quarter within any such Fiscal Year, and shall thereafter be precluded from bringing any legal action or arbitration to compel an audit for such Fiscal Year, or any calendar quarter during such Fiscal Year, or to recover any amounts unpaid for such Fiscal Year or any calendar quarter during such Fiscal Year. If any such audit discloses that FirstWorld has underpaid its Rent, and FirstWorld disputes the results of such audit, then, to the extent that the Parties cannot resolve such dispute between themselves within a reasonable period of time, either Party may require such dispute to be resolved by arbitration in accordance with the provisions of Article 20.


-------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

                    ADDITIONAL PAYMENTS BY FIRSTWORLD; IMPOSITIONS

           5.1 IRVINE'S NET RETURN. The Parties intend that the Rent payable by FirstWorld shall provide Irvine with net return for the Term, free of any expenses or charges with respect to the Leased Premises, except as specifically provided in this Agreement. Accordingly, except as otherwise provided in this Agreement, FirstWorld shall pay as additional rent and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, each and every item of expense, of every kind and nature whatsoever, related to or arising from the Leased Premises, or by reason of or in any manner connected with or arising from the insuring, operation, maintenance, repair, use or occupancy of the Leased Premises or any portion of the Leased Premises. Notwithstanding anything to the contrary in this Agreement, FirstWorld shall not be required: to pay any construction costs, depreciation, amortization, or financing or refinancing costs incurred by Irvine with respect to Conduit installed by it (except for obligations of FirstWorld under Article 9 to repair damage caused by FirstWorld or to indemnify Irvine); to incur any expense arising from Irvine's breach of its obligations under this Agreement or the material inaccuracy of any representations or warranties of Irvine set forth in this Agreement; to maintain, repair, insure or incur any other expense with respect to conduit or tubes that are not part of the Leased Premises (except for obligations of FirstWorld under Article 9 to repair damage caused by FirstWorld or to indemnify Irvine).

           5.2 IMPOSITIONS. For any period within the Term of this Agreement (with daily proration for periods partially within the Term and partially outside the Term), FirstWorld shall pay and discharge all Impositions, related to the Cable, the Equipment and any Conduit, before the same are delinquent. FirstWorld shall also pay all interest and penalties assessed by any Governmental Authority on account of late payment of any Imposition, unless such late payment was caused by Irvine's failure to remit an Imposition (paid to Irvine by FirstWorld), in which case Irvine shall pay such interest and penalties. To the extent that any Imposition is allocable to both the Leased Premises and other property of Irvine, Irvine shall allocate such Imposition on a reasonable basis as determined by Irvine, and shall notify FirstWorld of its allocable share of such Imposition. Concurrently with such notice, Irvine shall provide FirstWorld with a copy of the bill for the same and such reasonable information regarding Irvine's method of allocation as to permit FirstWorld to evaluate the same. If the bill for any Imposition which is FirstWorld's obligation to pay hereunder is sent to Irvine by the Governmental Authority, Irvine shall deliver such bill to FirstWorld as soon as reasonably possible after Irvine's receipt of the same. FirstWorld hereby acknowledges that it has been informed by Irvine that Irvine does not believe that the Conduit or any of the easements within which the Conduit is located on real property owned by parties other than Irvine, have ever been subjected to any separate Impositions, and FirstWorld acknowledges that the installation of the Cable and/or the Irvine Networks, may cause a Governmental Authority to assess Impositions upon the Conduit and/or certain of the easements held by Irvine within which the Conduit is located. FirstWorld acknowledges that in such event, all such Impositions will be allocated to the Conduit and will be a part of the Impositions for which FirstWorld will be responsible pursuant to this Section 5.2.

           5.3 ASSESSMENTS IN INSTALLMENTS. To the extent permitted by Applicable Law, FirstWorld shall have the right to apply for conversion of any assessment or Imposition to cause it to be payable in installments. After such conversion, FirstWorld shall pay and discharge only such installments of such assessment or Imposition as shall become due and payable during the Term.

           5.4 DIRECT PAYMENT BY IRVINE. If any Person entitled to receive payment of an Imposition refuses to accept it from FirstWorld, then FirstWorld shall give Irvine notice of such fact and shall remit payment of such Imposition to Irvine in a timely manner, and Irvine shall thereafter be responsible for remitting the same to such Person.

           5.5 RIGHT TO CONTEST. Notwithstanding anything to the contrary in this Agreement, FirstWorld shall have the right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Imposition or other tax or fee and the valuation, assessment or reassessment (whether proposed or final) of the Leased Premises for purposes of real estate and personal property taxes. FirstWorld may defer payment of the contested amount pending the outcome of such contest, provided that such deferral does not subject the Leased Premises or the Conduit or any other right or asset of Irvine, to any risk of forfeiture or Irvine to any risk of criminal liability. Irvine shall not be required to join in any such contest proceedings unless such proceedings must be brought in the name of Irvine, provided however, that Irvine shall have the right to participate in any such proceedings to the extent it determines that such participation is necessary or appropriate to protect its interests, and Irvine shall be entitled to be reimbursed by FirstWorld upon demand for legal fees incurred by it in participating in any such proceeding. If any such proceedings must be brought in Irvine's name, Irvine shall cooperate with FirstWorld so as to permit such proceedings to be brought in Irvine's name. FirstWorld shall pay all reasonable costs and expenses (including reasonable attorneys' fees) incident to such proceedings. FirstWorld shall be entitled to any refund of any contested amount (and penalties and interest paid by FirstWorld) to the extent such refund is of amounts previously paid by FirstWorld with regard to such contested amount, whether such refund is made during or after the Term of this Agreement. Upon termination of FirstWorld's contest of any amount, FirstWorld shall pay the amount (if any) as has been finally determined in such proceedings to be due, together with any costs, interest, penalties or other liabilities in connection with such Imposition.

                                          6.


                                         USE

          6.1 USE. FirstWorld may use the Leased Premises for the development, construction, installation, operation, maintenance, repair, replacement, augmentation, improvement and modification of the Irvine Networks.

           6.2 FAILURE TO OPERATE. In the event that FirstWorld fails to operate the Irvine Networks or otherwise provide fiber optic telecommunications service on the Irvine Networks for a consecutive period of five (5) days or more then, in addition to any other rights or remedies of Irvine hereunder and subject to the rights and remedies of any Lender under Articles 13 and 14, Irvine may until such failure is cured by FirstWorld (but shall not be obligated to) either remedy such failure directly or cause another fiber optic service provider to provide service, as an agent or contractor of Irvine, utilizing the Irvine Networks. In either such case, FirstWorld shall upon Irvine's demand bear all expenses for, or reimburse Irvine for, all costs incurred in connection with, Irvine's exercise of its rights under this Section 6.2. If Irvine elects to exercise its rights under this Section 6.2, Irvine shall also have the right during any period in which it is exercising such remedy to utilize or to permit another fiber optic service provider as an agent or contractor of Irvine to utilize FirstWorld's Equipment.

                                          7.


                            COMPLIANCE WITH APPLICABLE LAW

          During the Term of this Agreement, FirstWorld shall, at its own expense, observe and comply with all Applicable Laws affecting FirstWorld's use of the Leased Premises. FirstWorld shall procure every permit or other authorization required in connection with FirstWorld's use of the Leased Premises or required in connection with the installation of any Cable within the Conduit and comply with all such permits and other authorizations. Notwithstanding the foregoing, FirstWorld shall have the right to contest any such Applicable Law, so long as such contest does not subject the Leased Premises to any risk of forfeiture or Irvine to any risk of criminal liability.

                                          8.


                             MAINTENANCE AND ALTERATIONS

           8.1 OBLIGATION TO MAINTAIN. During the Term, FirstWorld shall make, or cause to be made, in a timely manner all repairs, restorations and replacements (whether minor or not) required to maintain, at all times, the Leased Premises and the Conduit, in good operating condition and repair.

           8.2 FIRSTWORLD'S RIGHT TO PERFORM ALTERATIONS. Subject to Irvine's prior written consent as set forth below, which consent shall not be unreasonably withheld or conditioned, FirstWorld shall be entitled from time to time to make, alter, modify or reconstruct, such improvements, alterations or additions to the Conduit or portions thereof, as FirstWorld shall consider necessary or appropriate to enable the efficient functioning of the Irvine Networks. If FirstWorld desires to make any reconstruction, improvements, or additions FirstWorld shall submit plans for the same showing the proposed location and materials to be utilized to Irvine prior to the commencement of the same for Irvine's review and approval, which approval shall not be unreasonably withheld or conditioned. If Irvine fails to approve or disapprove of such plans within thirty (30) days after its receipt of the same, Irvine shall be deemed to have approved the same. In performing any work pursuant to this Section 8.2, or in performing any repairs to or maintenance of the Conduit, FirstWorld shall keep the Leased Premises and the Conduit free and clear of all liens for work performed and materials provided. At least fifteen (15) days prior to commencing any work FirstWorld will give Irvine notice that work will be performed to enable Irvine to file notices of non-responsibility. Any alterations, modifications, reconstruction, improvements, repairs, or additions, including any building entrance conduit systems installed by FirstWorld under this Agreement or the License Agreement, shall become a part of the Conduit and the property of Irvine upon the completion thereof (and the space therein shall then be a portion of the Leased Premises) and shall be surrendered with the Leased Premises upon the expiration of the Term, or any earlier termination of this Agreement.

           8.3 RIGHT TO ENTER INTO OPERATIONS AND MAINTENANCE AGREEMENTS. FirstWorld shall be entitled to enter into agreements with other Persons, whether affiliated or non-affiliated, under which such other Persons may undertake operational or maintenance duties associated with FirstWorld's rights and/or obligations hereunder, including, without limitation, (a) sales, (b) Conduit, Cable and/or Equipment installation, maintenance and repair, and (c) other similar duties. Neither said agreements nor any performance thereunder shall constitute a Transfer within the meaning of Section 12.1 hereof.

                                          9.


                                 INDEMNITY; INSURANCE

           9.1 FIRSTWORLD INDEMNITY. FirstWorld shall indemnify, defend, protect and hold harmless Irvine its principals, officers, directors, agents, employees and servants from and against any and all losses, costs, expenses, claims, liabilities and damages (including reasonable attorneys' fees) arising directly or indirectly from (a) the use and operation of the Leased Premises and the Conduit by FirstWorld or its employees, agents or contractors, (b) the operation of the Networks, by FirstWorld or its employees, agents, or contractors, (c) FirstWorld's breach of its obligations or representations under this Agreement, (d) FirstWorld's exercise of any rights of entry periodically provided to FirstWorld as contemplated by Section 2.8, above, or (e) the construction, operation, maintenance and repair of Conduit and Cable, in each of the above cases except to the extent ultimately proved to be caused by the sole active negligence or willful misconduct of Irvine, its employees, agents or contractors, or Irvine's breach of its obligations, representations or warranties under this Agreement. In cases of alleged negligence, or any alleged breach of an obligation, representation or warranty by Irvine under this Agreement, asserted by third parties against Irvine which arise out of, are occasioned by, or are in any way attributable to any of the matters specified in clauses (a) through (e), above, FirstWorld shall accept any tender of defense for Irvine and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Irvine, defend Irvine and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that FirstWorld shall not be liable for any such injury or damage, and Irvine shall reimburse FirstWorld for the reasonable attorneys' fees and costs incurred by FirstWorld, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Irvine) to be attributable to the sole active negligence or willful misconduct of Irvine, or Irvine's breach of any its obligations, representations or warranties under this Agreement. The provisions of this Section shall survive termination of this Agreement.

           9.2 EXEMPTION OF IRVINE FROM LIABILITY. FirstWorld hereby agrees that Irvine, including Irvine's officers, trustees, partners, affiliates, directors, agents, management contractors and representatives (collectively referred to as "Irvine's Affiliates"), shall not be liable for, and FirstWorld hereby irrevocably waives any claim against such parties for, injury to FirstWorld's business or loss of income therefrom or for damage to Cable and/or Equipment or other property of FirstWorld, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning or lighting fixtures, or from any other cause; provided, however, that the foregoing shall not limit Irvine's liability for a default by Irvine of an express representation, warranty, covenant or obligation set forth in this Agreement or the License Agreement or from the sole active negligence of Irvine or its employees, agents or contractors. Irvine and Irvine's Affiliates shall not be liable for any damage arising from any act or neglect of any other tenant of any Building.

           9.3 IRVINE INDEMNITY. Irvine shall indemnify, protect and hold harmless FirstWorld, its principals, officers, directors, agents, employees and servants from and against any and all losses, costs, expenses, claims, liabilities and damages (including reasonable attorneys' fees) arising directly or indirectly from the sole active negligence or willful misconduct of Irvine, its employees, agents or contractors, or Irvine's breach of its obligations, representations or warranties under this Agreement. The provisions of this Section shall survive termination of this Agreement.

           9.4 FIRSTWORLD INSURANCE. FirstWorld shall procure and maintain in force, or cause to be procured and maintained in force, throughout the Term of this Agreement, the following insurance coverage:

                9.4.1 A Commercial General Liability policy with a combined single limit of at least *** Dollars ($ *** ) per occurrence and *** Dollars ($ *** ) in the aggregate. Such Comprehensive General Liability policy shall include a Broad Form Endorsement including: Broad Form Property Damage; Contractual Liability; Products and Completed Operations; and Explosion, Collapse and Underground.

                9.4.2 A Business Auto Policy providing a liability limit of at least ***Dollars ($ *** ) for each accident and covering owned and non-owned and hired automobiles.

                9.4.3 A Workers' Compensation and Employer's Liability policy providing California statutory Workers' Compensation benefits, including Employer's Liability with at least the following limits:

               Bodily Injury by Accident:         $ *** each accident

               Bodily Injury by Disease:          $ *** policy limit

               Bodily Injury by Disease:          $ *** each employee

In addition, each Workers' Compensation and Employer's Liability policy shall contain an insurer's waiver of subrogation in favor of Irvine.

                9.4.4 A Builder's Risk policy or a Course of Construction policy providing a liability limit of at least *** Dollars ($ *** ) covering the Conduit during the

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
course of construction (including, without limitation, installation of Cable into the Conduit) against loss or damage caused by All Risk Builders Risk perils.

                9.4.5 Fire and All Risk insurance in an amount not less than *** Dollars ($ *** ) per occurrence.

                9.4.6 A Transmission and Distribution All Risk policy in an amount not less than *** Dollars ($ *** ) with Replacement Cost Blanket Endorsement and, for the Irvine Networks, an Agreed Amount Endorsement.

                9.4.7 An All Risk Property Damage policy covering FirstWorld's or its Affiliate's switching facility in Anaheim, as well as an additional switching facilities in an amount not less than the full replacement cost of the switching facilities and with an earthquake sublimit of not less than *** ( *** ) percent of the replacement cost coverage amount.

                9.4.8 Any combination of Primary, Umbrella and Excess Liability policies which together provide total limits of at least *** Dollars ($ *** ) per occurrence and *** Dollars ($ *** ) in the aggregate.

                9.4.9 As to any alterations, modifications, reconstruction, improvements, or additions to the Conduit which involve a cost in excess of $ *** (which amount shall be increased from time to time by the same percentage increase as the percentage increase in the CPI from and after the date of this Agreement) and which involve construction of a building entrance link on real property owned by Irvine, completion and performance bonds and guaranties assuring the lien free completion of all improvements being installed or constructed when improvements are under construction, if required by Irvine, provided, however, that if at any time during the Term FirstWorld allows a lien to be recorded on account of work performed by or on behalf of FirstWorld which is not released within thirty (30) days after recordation of the same, then Irvine may thereafter require bonds and guaranties for all work to be performed by FirstWorld in connection with this Agreement.

           9.5 FORM OF POLICIES. The insurance policies required to be procured pursuant to paragraph 9.2 shall be written only with California admitted insurance companies having a policyholder rating of A and a financial rating of VII or better in the Best's Key Rating Guide and shall contain the following provisions:

                9.5.1 Each policy shall contain a provision that the coverages afforded thereby will not be canceled, reduced or materially changed without at least thirty (30) days' prior written notice to Irvine.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

                9.5.2 The Commercial General Liability and Umbrella/Excess Liability policies shall name Irvine as an additional insured with the following clauses added:

                         (i)  The insurance afforded to the additional insureds
is primary insurance. If any of the additional insureds has other insurance which is applicable to the loss, such other insurance shall be excess and non-contributory with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others on behalf of the named insured.

                         (ii) This insurance shall apply separately to each
insured except with respect to the limits of liability.

           9.6 INCREASE IN LIABILITY LIMITS. Irvine may from time to time require that the limits of liability for any insurance policy to be maintained under this Article 9 be increased, provided that no such increase shall cause the limits of liability to exceed the greater of: (a) the limits of liability required by FirstWorld's Lenders; or (b) the limits of liability set forth in this Article 9 increased by the same percentage increase as the percentage increase in the CPI from and after the date of this Agreement.

           9.7 RELEASE AND WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Agreement, the Parties release each other, and their respective agents, employees and contractors, from any liability for damage to the property of the waiving Party that arises out of or incident to any peril covered by property insurance carried by the Parties or out of a peril of the type to be covered by the property insurance required to be carried under the terms of this Agreement, whether due to the negligence of Irvine or FirstWorld or their respective agents, employees or contractors or any other cause. Each Party shall cause each property insurance policy obtained by it to authorize the foregoing waiver.

                                          10.


                                DAMAGE OR DESTRUCTION

          FirstWorld shall promptly give Irvine notice of any damage or loss to the Irvine Networks. Except as may result from a decrease in Adjusted Gross Revenue, there shall be no abatement or reduction of rent on account of such damage or loss. Except to the extent of damage or loss caused by the sole active negligence or willful misconduct of Irvine, its employees, agents or contractors, FirstWorld shall, as soon as reasonably practicable, restore the damage to the Irvine Networks as well as any damage to the Conduit as nearly as may be practicable to its condition, quality, and class immediately prior to such damage or loss, with such changes or alterations to the Irvine Networks as FirstWorld may request that are approved by Irvine, which approval shall not be unreasonably withheld, conditioned or delayed. If the damage or loss occurs within the last three (3) years of the Term of this Agreement and the cost reasonably estimated to repair the same exceeds ten (10) percent of the average of the two prior years Adjusted Gross Revenue, and such damage or loss was not caused by FirstWorld's sole active negligence, then FirstWorld may terminate this Agreement by notice given in writing to Irvine on or before sixty (60) days following the event causing the damage accompanied by the consent to such termination of any Lender, which notice shall specify a termination date not less than sixty (60) days nor more than one hundred eighty (180) days following the event causing the damage. Notwithstanding the foregoing, pending any such termination, FirstWorld shall use its reasonable efforts to perform repairs to the Irvine Networks so that FirstWorld can provide basic broadband fiber optic telecommunications service to FirstWorld's Customers in the Spectrum and any Additional Areas then added to this Agreement.

                                          11.


                                     CONDEMNATION

          CONDEMNATION. If a Condemnation of any portion of the Leased Premises shall occur, then any award or awards shall be applied first to repair, restoration or reconstruction of any remaining part of the Conduit not so taken. FirstWorld, subject to Irvine's approval, which approval shall not be unreasonably withheld, conditioned or delayed, shall perform such repair, restoration or reconstruction in accordance with applicable requirements of this Agreement. The balance of any condemnation award or awards remaining after the repair, restoration or reconstruction shall belong to Irvine. Notwithstanding the foregoing, FirstWorld shall be entitled to pursue and upon any recovery may retain a separate award for the relocation costs, the interruption of FirstWorld's business, and lost goodwill and profits (provided that Irvine shall be entitled to a percentage of any award for lost profits equal to the amount of Rent which would have been due on the basis of the same amount of Adjusted Gross Revenues on which such profits are based unless Irvine has separately received such an award on account of its interest as lessor under this Agreement). If all of the Leased Premises is taken, or if a portion of the Leased Premises is taken rendering the balance of the Leased Premises unsuitable, in FirstWorld's reasonable opinion, for the continued operation of the Irvine Networks, FirstWorld may terminate this Agreement (without affecting its rights to the foregoing award) by notice given to Irvine of its election to do so within sixty
(60) days following the date of the Condemnation accompanied by the consent to such termination of any Lender.

           11.2 TEMPORARY CONDEMNATION. If a temporary Condemnation shall occur with respect to use or occupancy of the Leased Premises, then all proceeds of such temporary Condemnation (to the extent attributable to periods within the Term of this Agreement) shall be paid to the Parties as their interests may appear, and FirstWorld's obligations under this Agreement shall not be affected in any way.

           11.3 SETTLEMENT OR COMPROMISE. Irvine shall not settle or compromise any Condemnation award with respect to the Leased Premises without consent by FirstWorld, and by any Lender to whom FirstWorld has delegated such consent rights under a Financing Encumbrance. Both FirstWorld and Irvine shall be entitled to appear in such proceedings and claim such share of the award as each is entitled to receive pursuant to this Agreement and Applicable Law. Subject to the terms of its Financing Encumbrance, any Lender shall also be entitled to appear in such proceedings and empowered to participate in any settlement, arbitration or other proceeding involving any such Condemnation.

           11.4 PROMPT NOTICE. If either Party becomes aware of any Condemnation or threatened or contemplated Condemnation with respect to the Leased Premises, then such Party shall promptly give notice thereof to the other Party.

                                          12.


                               TRANSFERS BY FIRSTWORLD

           12.1 FIRSTWORLD'S RIGHT TO ASSIGN. FirstWorld shall not either voluntarily or by operation of law, assign, encumber (except in accordance with Article 13, below) or otherwise transfer its rights under this Agreement, or sublet or otherwise permit the use of the Leased Premises by anyone other than FirstWorld (any of the foregoing being a "Transfer") without the prior written consent of Irvine, which consent shall not be unreasonably withheld or conditioned. For purposes of this Agreement, any sale of a controlling percentage of the shares of FirstWorld (except by or to a Lender which is not an Affiliated Lender in connection with the enforcement by such Lender of its remedies), shall be deemed to constitute a Transfer of this Agreement. Any purported Transfer without Irvine's consent shall be void and of no force or effect. Except to the extent permitted under Section 12.6 and Article 13, below, in no event shall FirstWorld have the right to Transfer the Leased Premises separately from the Irvine Networks and the License Agreement, and any attempted Transfer of the Leased Premises separate from the Irvine Networks or the License Agreement shall be void and of no force or effect.

           12.2 SUBMITTAL FOR CONSENT. If FirstWorld desires to Transfer this Agreement, then, unless Irvine's consent is not required hereunder for such Transfer, FirstWorld shall notify Irvine at least thirty (30) days in advance of the proposed Transfer and shall submit to Irvine concurrently with such notice:
(a) the name and address of the proposed transferee, (b) financial statements for the proposed transferee, (c) a description of the proposed transferee's business experience in the telecommunications industry, (d) a copy of the proposed instrument effecting the Transfer and (e) such other information as Irvine may reasonably request in connection with its review of the proposed Transfer. Within thirty (30) days after Irvine's receipt of such information, Irvine may consent to the proposed Transfer or disapprove of the proposed Transfer. If Irvine disapproves of the proposed Transfer, Irvine's notice of disapproval shall specify its reasons for disapproving of the same. Any failure by Irvine to consent to or disapprove such Transfer within such thirty (30) day period shall be deemed to constitute Irvine's consent to such Transfer. FirstWorld acknowledges that this Agreement is being entered into by Irvine to provide telecommunications service to the Spectrum, and any Additional Areas, and that it shall be reasonable for Irvine to withhold its consent to a proposed Transfer if Irvine reasonably determines that the proposed transferee will be unable to provide such service at such level and quality as is then reasonably expected by occupants of Spectrum and any Additional Areas.

           12.3 EFFECT OF TRANSFER. No Transfer, even with the consent of Irvine, shall relieve FirstWorld of its obligations under this Agreement.
Except as provided in Article 13, each transferee of FirstWorld, shall be deemed to assume all obligations of FirstWorld under this Agreement and shall be liable jointly and severally with FirstWorld for the payment of all rent, and for the due performance of all of FirstWorld's obligations, under this Agreement, except that in the case of a sublease such assumption shall be limited to the obligations relating to the subleased portion of the Leased Premises. Except as provided in Article 13, no Transfer shall be binding on Irvine unless a document memorializing the Transfer is delivered to Irvine and both the assignee/subtenant and FirstWorld deliver to Irvine an executed consent to transfer instrument in a form reasonably required by Irvine and consistent with the requirements of this Article. The acceptance by Irvine of any payment due under this Agreement from any other Person shall not be deemed to be a waiver by Irvine of any provision of this Agreement or to be a consent to any Transfer. Consent by Irvine to one or more Transfers shall not operate as a waiver or estoppel to the future enforcement by Irvine of its rights under this Agreement.

           12.4 RIGHT OF FIRST REFUSAL. In the event that FirstWorld desires to sell the Irvine Networks, or a direct controlling interest in FirstWorld, Irvine shall have a continuing right of first refusal as to any such transactions. FirstWorld agrees to provide Irvine with written notice of the terms and provisions of any such proposed transaction. Irvine shall have fifteen (15) days after its receipt of notice of such terms and provisions to exercise its right of first refusal. If Irvine does not exercise the same within such fifteen (15) day period, Irvine shall be deemed to have waived such right as to the transaction for which notice was given, and FirstWorld shall thereafter have the right for a period of one hundred eighty (180) days thereafter to complete the proposed transaction at a price not less than ninety-five (95) percent of that set forth in the notice given to Irvine and with no material changes to other terms of the transaction which would reasonably be considered to be monetary or financial terms of the transaction. This right of first refusal shall not be construed to apply to any Financing, to the pledge of FirstWorld's shares as security for a Financing, or to any transfer by or to a Lender. Any information provided in connection with a transaction to which this right of first refusal would apply shall be Pre-Authorized Confidential Information, including, without limitation, any notice of the terms and provisions of any proposed transaction. In the event that FirstWorld intends to undertake a public offering of its shares, FirstWorld shall have the right to notify Irvine prior to commencing efforts towards such public offering and the parties shall for a period of thirty (30) days following such notice attempt in good faith to negotiate a private transaction involving the sale to Irvine of the shares of FirstWorld to be offered to the public. If FirstWorld and Irvine are unable to negotiate such a transaction within such thirty (30) day period, the Parties shall negotiate in good faith to establish a procedure to apply the right of first refusal of Irvine set forth in this
Section 12.4 to the structure of the proposed public offering and shall use their best efforts to conclude such negotiations within fifteen (15) days after the end of such thirty (30) day period.

           12.5 PERMITTED TRANSFERS. Notwithstanding any contrary provision of Article 12, FirstWorld shall have the right, without obtaining the prior consent of Irvine: (a) to assign this Agreement to an Affiliate, so long as such assignment occurs concurrently with the assignment to such Affiliate of the License Agreement and all of the Irvine Networks; (b) to assign this Agreement in connection with a reorganization or merger, so long as concurrently with such assignment the License Agreement and all of the Irvine Networks are assigned to the same entity as this Agreement, and (c) to encumber its rights under this Agreement in accordance with Article 13, below.

           12.6 MULTIPLE NETWORKS. FirstWorld shall have the right to provide service to the Spectrum Service Area through a single Network or through multiple Networks, and may provide service to any Additional Area added to this Agreement from the Spectrum Network or from an Additional Network. If FirstWorld elects to provide service to any portion of the Spectrum Service Area or any such Additional Area through more than one Network, FirstWorld may need to assign or partially assign this Agreement to a separate Affiliate formed by FirstWorld or by FWC for such purpose. In such event, the Parties shall work together in good faith to determine a mutually satisfactory method for partially assigning FirstWorld's rights under this Agreement to such Affiliate while protecting both Parties rights and obligations hereunder. In connection with such provision of service by any Additional Network, FirstWorld may sublet a portion of the Leased Premises to an Affiliate formed by FirstWorld or FWC for such purpose, provided, however, that Irvine shall be provided a copy of any proposed sublease prior to the execution thereof and shall have the right to require both FirstWorld and the proposed sublessee/Affiliate to enter into such further agreements with regard to such sublease as Irvine may determine are reasonably necessary to protect its rights under this Agreement. FirstWorld shall reimburse Irvine for Irvine's costs, including attorneys' fees, incurred in connection with any assignment or sublease pursuant to this Section 12.6.

                                          13.


                               FINANCING BY FIRSTWORLD

           13.1 FINANCING NOT PROHIBITED TRANSFER. Subject to and in accordance with the terms and provisions of this Article 13, and notwithstanding anything in this Agreement to the contrary, FirstWorld shall have the right, without Irvine's consent, to encumber the Cable, this Agreement and FirstWorld's interest in the Leased Premises (or a portion of foregoing) as security for any Financing and to record any Financing Encumbrance given by FirstWorld as security for any Financing. None of the following shall be deemed to constitute a Transfer of FirstWorld's rights under this Agreement or to otherwise violate any provision of this Agreement prohibiting the assignment, encumbrance, or other transfer of this Agreement or FirstWorld's rights hereunder: (a) FirstWorld's making of a Financing Encumbrance as security for any Financing;
(b) any sale of this Agreement and of FirstWorld's interest in the Leased Premises and/or the Cable in any proceedings for the foreclosure of any Financing Encumbrance; (c) any assignment, transfer or conveyance to Lender in lieu of such foreclosure (or to a Lender's designated purchaser or assignee which is a Permitted Assignee); or (d) any sale of this Agreement and of FirstWorld's interest in the Leased Premises by Lender following Lender's acquisition of the same in any proceedings for the foreclosure of any Financing Encumbrance, so long as such sale is to a Person (a "Permitted Assignee"): (i) which is not insolvent or the subject of any bankruptcy proceeding for reorganization or liquidation or (ii) with which Irvine does not have material litigation pending. Irvine shall recognize any purchaser of FirstWorld's interests under this Agreement pursuant to a foreclosure sale under a Financing Encumbrance, any transferee of FirstWorld's interests under this Agreement under an assignment in lieu of foreclosure, or, if the Lender should be such purchaser or assignee, a direct transferee of Lender that is a Permitted Assignee.

           13.2     COOPERATION WITH LENDER REQUIREMENTS.

                13.2.1 Irvine acknowledges that any Lender may require, among other things, certain protections and agreements from FirstWorld and Irvine, anticipated to include, without limitation, the following:

                         (a)  Security interests in all Cable, equipment,
furniture, fixtures and other tangible and intangible property owned by FirstWorld and incorporated into or used in connection with the Irvine Networks; collateral assignments of all major construction and consulting contracts; collateral assignments of FirstWorld's contracts with Customers and Users and the rights to receive revenue thereunder; and collateral assignments of FirstWorld's bank accounts, accounts receivable and other similar collateral relating to the Irvine Networks.

                         (b)  The creation of sinking funds and reserves, the
maintenance of specified financial ratios, and other similar covenants with respect to the development and operation of the Irvine Networks that would commonly be required in connection with non-recourse financing.

                         (c)  That Irvine agree (i) to recognize such Lenders
and their successors, following a foreclosure on a Financing Encumbrance or a transfer by deed in lieu of foreclosure, as parties having the rights and obligations of FirstWorld under this Agreement, in the event such Lenders and their successors elect to assume FirstWorld's rights and obligations hereunder, and (ii) in the event of such an assumption, that such Lenders and their successors, following a foreclosure on a Financing Encumbrance or a transfer by deed in lieu of foreclosure, will not be obligated to cure any of FirstWorld's non-monetary defaults arising prior to the foreclosure which are not reasonably capable of being cured.

                13.2.2 Irvine agrees to cooperate in good faith with FirstWorld's efforts to obtain Financing. In particular, if required by a Lender, Irvine agrees to enter into one or more commercially reasonable agreements with one or more Lenders containing or permitting the provisions contemplated pursuant to Section 13.2.1, and which may reflect that the Lenders may succeed to the rights of FirstWorld hereunder and may thereby continue to utilize the Cable and Conduit until termination of this Agreement in accordance with the terms hereof. FirstWorld shall reimburse Irvine for Irvine's costs, including attorney's fees, incurred in connection with the review and negotiation of any such agreements with Lenders if Irvine is requested to review more than one such agreement in any calendar year. Irvine shall not, however, be required to consent to any provision that would obligate Irvine to repay or be liable for any cost related to any Financing. Irvine's obligations under any such agreement with any Lender shall be considered material obligations of this Agreement enforceable by FirstWorld against Irvine as if fully set forth herein. Irvine agrees that all information regarding the Lenders and their relationship with FirstWorld shall constitute Pre-Authorized Confidential Information. Irvine's failure to enter into any such agreement shall not limit or in any way adversely affect the rights of any Lender pursuant to this Article 13.

                13.2.3 Any Lender, by acceptance of any Financing Encumbrance, agrees that it accepts the same subject to the rights of Irvine pursuant to
Article 14, below.  Any agreements entered into with any Lenders pursuant to
Section 13.2.2., above, if any, shall contain provisions for the benefit of Irvine acknowledging and confirming the rights of Irvine pursuant to the provisions of Article 14, below, and that such Lender's rights in and to the Conduit, including any Conduit installed by or on behalf of FirstWorld, and in and to any Cable installed by or on behalf of FirstWorld pursuant to this Agreement, shall be subordinate to Irvine's ownership of the Conduit and Irvine's rights to the Cable as set forth in this Agreement upon the expiration or any earlier termination of this Agreement.

          13.3 NOTICE OF FINANCING. If FirstWorld enters into any Financing Encumbrance(s), then the Lender(s) thereunder shall be entitled to the Lender protections provided for under this Agreement only from and after such time as FirstWorld or such Lender has given Irvine written notice of the name and address of such Lender, accompanied by a copy of the executed Financing Encumbrance. Irvine shall, upon request, acknowledge receipt of the name and address of any Lender (or proposed Lender). Any Lender shall provide Irvine written notice of any change in its address.

           13.4     NOTICE OF DEFAULT AND LENDER'S CURE RIGHTS.   If Irvine
shall give any notice of default or breach under this Agreement, then Irvine shall (provided that Irvine has received notice of a Financing Encumbrance pursuant to Section 13.3) at the same time and by the same means give a copy of such notice to the Lender, which notice shall describe in reasonable detail the alleged default. Upon receiving any notice of a default, any Lender shall have the same cure period granted to FirstWorld under this Agreement, plus (so long as such Lender is not an Affiliated Lender) the additional time provided for below, within which to take (if such Lender so elects) whichever of the actions set forth below shall apply with respect to the default described in such notice of default (such actions, "Lender's Cure," and a Lender's rights to take such actions, "Lender's Cure Rights"):

                    13.4.1 In the case of a monetary default, the Lender shall be entitled (but not required) to cure such default within a cure period following notice of such default consisting of the cure period allowed to FirstWorld under this Agreement plus (so long as such Lender is not an Affiliated Lender) an additional period of twenty (20) days.

                    13.4.2 In the case of any non-monetary default that a Lender is reasonably capable of curing without obtaining possession of the Leased Premises (other than a non-monetary default that is not reasonably susceptible of being cured by a Lender, such as a bankruptcy of FirstWorld), the Lender shall be entitled, but not required, to: (a) within a period following notice of such default consisting of the cure period allowed to FirstWorld under this Agreement plus (so long as such Lender is not an Affiliated Lender) an additional period of thirty (30) days, advise Irvine of Lender's intention to take all reasonable steps necessary to remedy such non-monetary default; and (b) cure the same within such period or; (c) if the same is not reasonably susceptible of being cured within such period, duly commence the cure of such non-monetary default within such extended period and thereafter diligently prosecute to completion the cure of such non-monetary default and complete such cure within a reasonable time under the circumstances, subject to Unavoidable Delay (except an Unavoidable Delay that causes Lender to be unable to obtain possession of the Leased Premises).

                    13.4.3 In the case of a non-monetary default that is not reasonably susceptible of being cured by a Lender without obtaining possession of the Leased Premises, the Lender shall be entitled (but not required) to do the following, so long as, with respect to any defaults other than those referred to in this Section 13.4.3, such Lender has exercised or is exercising the applicable Lender's Cure Rights as defined in this Agreement:

                              (a)  At any time within sixty (60) days after
notice of default, Lender shall be entitled to (i) institute proceedings to (A) obtain possession of the Leased Premises as mortgagee (including possession by a receiver), or (B) acquire the Leased Premises by foreclosure proceedings or otherwise, or (ii) unless the Lender is an Affiliated Lender, commence negotiations for an assignment in lieu of foreclosure, and (subject to any stay in any proceedings involving the bankruptcy, insolvency, or reorganization of FirstWorld or the like, or any injunction, unless such stay or injunction is lifted), prosecute the same or any combination of the same to completion with commercially reasonable diligence subject to Unavoidable Delay, for a period not to exceed a total of three hundred sixty
(360) days.

                              (b)  Upon obtaining possession of the Leased
Premises (before or after expiration of any otherwise applicable cure period), Lender shall be entitled (but not required) to commence and proceed with reasonable diligence and reasonable continuity to cure such non-monetary defaults as are then reasonably susceptible of being cured by such Lender, subject to Unavoidable Delay.

                13.4.4 In addition to the foregoing Lender's Cure Rights, during any period following Irvine's notice of default, any Lender shall have an additional period of ninety (90) days beyond the time in which FirstWorld would be obligated to act, to take any action to install Cable or Conduit or to provide service to any Additional Spectrum or any Additional Area as may then be required under this Agreement. No provision of this Section 13.4.4 shall be construed to relieve or delay FirstWorld's obligations hereunder to install Cable or Conduit or provide service.

So long as the time period for a Lender to exercise Lender's Cure Rights with respect to a non-monetary default by FirstWorld has not expired (and provided that all monetary defaults are cured within Lender's cure period provided for under this Agreement), Irvine shall not terminate this Agreement or such Lender's right to cure a default or obtain title to the Leasehold Premises, provided, however, that Irvine shall be permitted to proceed to seek damages on account of such default from FirstWorld. A Lender shall not be required to continue to exercise Lender's Cure Rights or otherwise proceed to obtain possession if and when the default that such Lender was attempting to cure shall have been cured. Upon such cure and the cure of any other defaults in accordance with this Agreement, this Agreement shall continue in full force and effect as if no default(s) had occurred. Nothing in the Lender protections provided for in this Agreement shall be construed to either (i) extend the Term beyond the expiration date provided for in this Agreement that would have applied if no default had occurred or (ii) require any Lender to cure any default by FirstWorld that is not reasonably capable of being cured by the Lender (such as a bankruptcy of FirstWorld) in order to preserve its rights under this Agreement.


          13.5 OBLIGATIONS OF LENDER AND SUCCESSORS. No Lender, in the exercise of its rights under this Agreement, shall solely on account of such exercise be deemed to be an assignee or transferee or mortgagee in possession of the Leased Premises so as to require such Lender to assume or otherwise be obligated to perform any of FirstWorld's obligations under this Agreement except when, and then only for matters accruing while, such Lender has entered into possession of the Leased Premises in the exercise of its remedies under its Financing Encumbrance (as distinct from its rights under this Agreement to cure any Events of Default or exercise Lender's Cure Rights). Except for pre-existing uncured monetary defaults of FirstWorld, which any Lender (or purchaser at foreclosure sale) shall be obligated to cure upon becoming the owner of FirstWorld's rights hereunder, no Lender (or purchaser at a foreclosure sale held pursuant to a Financing Encumbrance) shall be liable under this Agreement unless and until such time as it becomes, and in the case of the Lender only for matters accruing while it remains, the owner of the interest of FirstWorld in and to the Leased Premises under this Agreement after foreclosure or an assignment in lieu thereof. During such time, and for matters accruing while any Lender is in possession of the Leased Premises, Lender shall be fully liable and responsible for all obligations under the terms and provisions of this Agreement. Except as to pre-existing uncured monetary defaults of FirstWorld, which any purchaser shall be obligated to cure, any purchaser from a Lender after the Lender's foreclosure or acceptance of an assignment in lieu of foreclosure shall only be liable under this Agreement from and after the time it becomes the owner of the interests of FirstWorld in and to the Leased Premises under this Agreement.


           13.6     LENDER PROTECTIONS.

                    13.6.1 No voluntary cancellation, termination, surrender, acceptance of surrender, or abandonment, of this Agreement, nor any amendment or modification adversely affecting a Lender's rights under this Article 13, shall bind a Lender (other than an Affiliated Lender) if done without notice to and the written consent of such Lender.

                    13.6.2 Any Lender shall have the right, but not the obligation, to take possession of the Leased Premises and to perform any obligation of FirstWorld under this Agreement and to remedy any default by FirstWorld. Irvine shall accept performance by or at the instigation of a Lender in fulfillment of FirstWorld's obligations, for the account of FirstWorld and with the same force and effect as if performed by FirstWorld.

                    13.6.3 A Lender shall in no event be required to cure or commence to cure any default (if such default is provided for in this Agreement) consisting of FirstWorld's failure to satisfy or discharge any lien, charge, or encumbrance affecting the Leased Premises junior in priority to the lien of the Financing Encumbrance held by such Lender.

                    13.6.4 Any payment made by a Lender to Irvine to cure any claimed default shall be deemed to have been made without prejudice to FirstWorld's or the Lender's recovery of such payment if Irvine's claim of a default shall be determined by a court of competent jurisdiction to have been erroneous.

                    13.6.5 Any Lender may exercise its rights under this Agreement, or perform any action permitted to be taken by a Lender under this Agreement, through an agent.

                    13.6.6 If more than one Lender desires to exercise Lender's Cure Rights or if more than one Lender desires to exercise any other right or privilege provided for Lenders under this Agreement, then the Party against whom such rights or privileges are to be exercised shall be required to recognize either: (a) only the Lender that desires to exercise such right or privilege and whose Financing Encumbrance is most senior in lien (as against other Financing Encumbrances of Lenders desiring to exercise such rights) or (b) such other Lender, as has been designated in writing by all Lenders, to exercise such right or privilege. In such case, Irvine shall be provided notice of the priority of Financing Encumbrances, which notice shall consist of either (a) the report or certificate of a title insurance company licensed to do business in California or (b) joint written instructions of all Lenders.

           13.7 REVERSIONARY INTEREST. No Financing Encumbrance shall encumber or in any other way affect Irvine's reversionary interest in the Leased Premises, or in any Cable or any portion of the Conduit, or limit or restrict Irvine's rights and remedies under this Agreement except as expressly provided in this Agreement.

           13.8 NEW LEASE. In the event that this Agreement or any portion hereof is irrevocably rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, Irvine agrees that it will, upon the request of the Lender whose Financing Encumbrance is most senior (as evidenced by the notice required under Section 13.6.6, above) execute and deliver to such senior Lender, a new agreement containing the same covenants, agreements, terms, provisions and limitations set forth in this Agreement and for a term equal to the then remaining Term hereof, so long as such Lender prior to or concurrently with Irvine's execution and delivery of such new agreement: (a) executes and delivers to Irvine a counterpart or counterparts of such new agreement and agrees to be bound under the covenants, agreements, terms, provisions and limitations thereof; (b) provides Irvine with such assurances as Irvine may reasonably require confirming that this Agreement has been irrevocably rejected and that no trustee in bankruptcy, debtor-in-possession, other Lender, or FirstWorld or any of its Affiliates will assert the continuing effectiveness and enforceability of this Agreement; (c) cures any then existing monetary defaults under this Agreement through the effective date of such new agreement; (d) agrees to indemnify Irvine or provide Irvine with such other assurances as may be reasonably satisfactory to Irvine that such Lender is the Lender whose Financing Encumbrance is most senior; and (e) reimburses Irvine for its reasonable attorneys' fees in connection with entering into such new agreement.

           13.9 CONCURRENT EXERCISE. Notwithstanding any contrary provisions of this Article 13, any Lender exercising any of its rights under this Article 13 with regard to any Financing Encumbrance, must concurrently exercise its rights under Article 11 of the License Agreement with regard to the same Financing Encumbrance, it being the intent of the Parties that in order to succeed to the rights of FirstWorld under this Agreement, a Lender must also succeed to the rights of FirstWorld under the License Agreement and that a Lender may not receive the benefits of this Agreement separately from the benefits and burdens of the License Agreement.

                                          14.


                                  IRVINE CURE RIGHTS

           14.1 PURPOSE. Irvine desires to assure, to the extent feasible, that (a) the Equipment installed by FirstWorld in connection with the Irvine Networks remains in place and is not removed by Lender while Irvine exercises its remedies for a default under a Financing Encumbrance or this Agreement in the manner described in Section 14.4, or (b) that Irvine may effectively acquire the Equipment by paying the outstanding obligations under the Financing to the extent provided under Section 14.5, below, and thereafter foreclosing the Financing Encumbrance.

           14.2 NOTICE OF DEFAULT. Concurrently with the giving of any notice of any default, breach or event of default under any Financing Encumbrance (including, without limitation, any notice of acceleration of foreclosure of the Financing Encumbrance for any reason) to FirstWorld, or to the party obligated thereunder if it is not FirstWorld, the Lender shall at same time and by the same means provide a copy of such notice to Irvine at Irvine's address for notices set forth in this Agreement, which notice shall describe in reasonable detail the alleged default. Irvine shall provide any Lender with written notice of any change in its address. FirstWorld agrees to provide to Irvine a copy of any notice of change of address received by FirstWorld from any Lender, provided, however, that no failure by FirstWorld to provide Irvine a copy of such notice shall adversely affect the rights of a Lender pursuant to
Article 13, above.

           14.3 PRIORITY OF CURE RIGHTS. In any case where FirstWorld is in default, has breached or there is any Event of Default, under both this Agreement and any Financing Encumbrance, and both Lender and Irvine would therefore have the right to exercise their respective Cure Rights hereunder, then, notwithstanding any contrary provision of this Agreement:

                    14.3.1 So long as the Lender is operating or causing FirstWorld or a third party to operate the Irvine Networks and is exercising Lender's Cure Rights pursuant to Section 13.4, above (a) Irvine shall not be entitled to terminate this Agreement or to exercise any of Irvine's Cure Rights and (b) the Lender's Cure Rights shall be absolutely and unconditionally prior and superior to Irvine's Cure Rights and Lender shall be entitled to exercise the Lender's Cure Rights and its rights and remedies under its Financing Encumbrance and other loan documents without any direct or indirect delay, interference, impairment or prohibition by Irvine.

                    14.3.2 If (a) the Lender is exercising the Lender's Cure Rights under Section 13.4, above, and is acting diligently to prosecute the same to completion, or (b) the time period for exercising Lender's Cure Rights or commencing to exercise Lender's Cure Rights pursuant to Section 13.4 above, has not yet expired, and (c) in either such case, the Lender is not operating or causing FirstWorld or a third party to operate the Irvine Networks, then Irvine shall not be entitled to terminate this Agreement, but may exercise Irvine's Cure Rights, provided that in the event of any conflict or inconsistency between Irvine's Cure Rights and the Lender's Cure Rights, the Lender's Cure Rights shall be superior to Irvine's Cure Rights, but only to the extent of such conflict or inconsistency. During any such period, the Lender shall be entitled to exercise the Lender's Cure Rights and its rights and remedies under its Financing Encumbrance and other loan documents without any direct or indirect delay, interference, impairment or prohibition by Irvine, except to the extent reasonably necessary to permit Irvine to exercise Irvine's Cure Rights.

                    14.3.3 If the Lender fails to commence to exercise the Lender's Cure Rights within the time periods set forth in Section 13.4, above, or after commencing the same fails to diligently prosecute the same (including without limitation, the Lender's failure to diligently prosecute any proceeding to obtain possession of the Leased Premises or to acquire the Leased Premises by foreclosure, if applicable), then Irvine shall have the right upon five (5) business days notice to Lender to exercise Irvine's Cure Rights or to enforce against FirstWorld all of Irvine's rights and remedies for a default under this Agreement, or both, as Irvine may elect in its sole and absolute discretion, and without any direct or indirect delay, interference, impairment or prohibition by Lender.

           14.4 IRVINE'S CURE RIGHTS. Subject to and in accordance with the terms and provisions of this Article 14, upon receiving any notice of a default under a Financing Encumbrance, Irvine shall have the right, but not the obligation, to cure FirstWorld's default within the same cure period granted to FirstWorld under such Financing Encumbrance, plus the additional time provided for below, and the Lender thereunder shall accept such cure (such actions, "Irvine's Cure," and Irvine's rights to take such actions, "Irvine's Cure Rights"):

                    14.4.1 In the case of a monetary default, Irvine shall be entitled (but not obligated) to cure such default within a cure period following notice of such default consisting of the cure period allowed to FirstWorld (or any other obligor under such Financing Encumbrance if FirstWorld is not the obligor thereunder) plus an additional period of twenty (20) days; provided, however, that if the Lender is in a position to conduct a foreclosure sale in connection with such default prior to the expiration of said twenty (20) day period, then Irvine's additional cure period (i.e., in addition to the cure period allowed FirstWorld) shall be shortened from twenty (20) days to the greater of ten (10) days or the number of days within said twenty (20) day period prior to the date on which the Lender is in a position to conduct a foreclosure sale.

                    14.4.2 In the case of any non-monetary default that Irvine is reasonably capable of curing, Irvine shall be entitled (but not obligated) to cure such default within a period following notice of such default consisting of (a) the cure period allowed to FirstWorld (or any other obligor under such Financing Encumbrance if FirstWorld is not the obligor thereunder) under such Financing Encumbrance plus an additional thirty (30) days, or (b) if the default is not reasonably susceptible of being cured within said thirty (30) day period, to duly commence the cure of such non-monetary default within said thirty (30) day period and thereafter diligently prosecute to completion the cure of such non-monetary default and complete such cure within a reasonable time under the circumstances, not to exceed a total of ninety (90) days after the date a notice of such default was delivered to Irvine. Notwithstanding the foregoing, if the Lender is in a position to conduct a foreclosure sale in connection with such non-monetary default prior to the expiration of said thirty
(30) or ninety (90) day period, as applicable, then Irvine's additional cure period (i.e., in addition to the cure period allowed FirstWorld) shall be shortened from thirty (30) days or ninety (90) days, as applicable, to the greater of ten (10) days or the number of days within said thirty (30) or ninety
(90) day period prior to the date on which the Lender is in a position to conduct a foreclosure sale.

                    14.4.3 In the event that Irvine makes any payment to Lender or otherwise expends any funds to cure any claimed default by FirstWorld under a Financing, then FirstWorld shall be obligated upon Irvine's demand to reimburse Irvine for all sums so expended by Irvine (including any premium over par paid in connection with a partial release of the Irvine Network from the lien of the Financing Encumbrance which affects any Networks in addition to Irvine Networks, as provided in Section 14.5.1, but excluding amounts expended in connection with Irvine's purchase of the Financing at par pursuant to Section 14.5), together with interest at an interest rate of *** percent ( *** %) per annum, but in no event to exceed the maximum rate permitted by law, from the date Irvine made any payment or otherwise expended funds through the date of reimbursement.

               14.4.4 Any payment made by Irvine to a Lender to cure any claimed default shall be deemed to have been made without prejudice to FirstWorld's or Irvine's recovery of such payment if such Lender's claim of a default shall be determined by a court of competent jurisdiction to have been erroneous.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          14.5 PURCHASE OF FINANCING ENCUMBRANCE; SUBROGATION. In addition to Irvine's Cure Rights as described in Section 14.4, upon receiving a notice of default under a Financing Encumbrance, Irvine shall have the right to pay the Financing Encumbrance (or the portion thereof determined as provided in Section
14.5.1 where the Financing which is secured by the Financing Encumbrance is secured by assets of the obligor in addition to the Irvine Networks) in full (including, without limitation, unless Lender is an Affiliated Lender, any premium over par payable for a partial release as provided in Section 14.5.1, late charges, default interest, default costs, prepayment penalties, and other fees and charges imposed by the Lender), and in connection therewith to be subrogated to and receive an assignment by Lender to Irvine of the rights of the Lender against FirstWorld, including the rights of the Lender under its Financing Encumbrance. Thereafter, Irvine shall be free to enforce its remedies as holder of the Financing, including foreclosure of the Financing Encumbrance.

               14.5.1 Any Financing Encumbrance which is given by FirstWorld after the date of this Agreement to secure Financing which encumbers any Networks in addition to Irvine Networks shall contain provisions permitting the release of the Irvine Network from the lien of the Financing Encumbrance upon payment of not more than *** % of those portions of the Financing allocable to the Irvine Networks.

                14.5.2 Irvine shall have the right (but not the obligation) to negotiate with any Lender for an intercreditor agreement which would contain provisions allowing Irvine to obtain, or to cause a third party who will provide telecommunication service on the Irvine Networks and to whom Irvine may assign its cure rights as contemplated by this Article 14 to obtain, financing for Irvine's or said third party's acquisition of the Financing Encumbrance (or the portion thereof determined as provided in Section 14.5.1) pursuant to Section 14.5, so long as Irvine or such assignee of Irvine is approved by Lender based upon Lender's completion of its normal underwriting procedures. In such event:
(a) FirstWorld does not represent, warrant or guarantee that such Lender will negotiate with Irvine or accept any of Irvine's proposals; (b) successful completion of such negotiations shall not be a condition precedent, condition concurrent or condition subsequent to any rights of FirstWorld or obligations of Irvine under this Agreement, nor shall Irvine's failure to reach agreement with such Lender constitute a default, or entitle Irvine to any remedy, hereunder;
(c) Irvine shall negotiate in good faith and shall not interfere with or in any manner delay the closing by FirstWorld or any affiliate of FirstWorld of any Financing; and (d) if Irvine is unsuccessful in negotiating any intercreditor agreement, then Irvine shall have only the rights set forth in this Agreement, and no other rights.

           14.6 RIGHT TO BID AT FORECLOSURE SALE. In the event of foreclosure of a Financing Encumbrance, Irvine shall be entitled to bid at such sale on the same terms as, and without any priority or preference over, any other third person bidder.


---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

                                          15.

                                   QUIET ENJOYMENT

          Irvine covenants that it has the right to lease the Leased Premises to FirstWorld and that so long as this Agreement has not been terminated, FirstWorld shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term without molestation or disturbance by or from Irvine or anyone claiming by or through Irvine or having title to the Leased Premises or any portion thereof paramount to Irvine. In the event any Person claiming through Irvine attempts to disturb FirstWorld's quiet enjoyment of or right to use or possess the Leased Premises, Irvine shall utilize its best efforts to resolve any claims adverse to FirstWorld's rights hereunder.

                                          16.


                      REPRESENTATIONS, WARRANTIES AND COVENANTS

          Irvine represents, warrants and covenants to FirstWorld the following:

          16.1 TITLE TO LEASED PREMISES. Irvine owns good and marketable title to the Leased Premises, and has the right to allow FirstWorld to use the Conduit and the Leased Premises in accordance with the terms and provisions of this Agreement.

          16.2 NO LITIGATION. There is no existing or, to Irvine's knowledge, pending or threatened litigation, suit, action or proceeding, including condemnation proceedings, before any court or administrative agency against Irvine, or the Leased Premises that would, if adversely determined, adversely affect the Leased Premises or FirstWorld's ability to develop, own and operate the Network.

                                          17.


                                    FORCE MAJEURE

          No Party shall be considered to be in default in the performance of any of its obligations under this Agreement (other than obligations of said Party to pay any monetary sums due hereunder) when a failure of such performance shall be due to an Unavoidable Delay. Nothing contained herein shall be construed so as to require any Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any of its obligations under this Agreement by reason of an Unavoidable Delay shall give prompt written notice of such fact to the other Party and shall exercise reasonable diligence to remove such inability with all reasonable dispatch. If an Unavoidable Delay shall have occurred, the Parties shall consult with one another as soon as practicable concerning the effect of such delay upon their performance hereunder. In the event that any Party's activity hereunder is delayed, curtailed or prevented by any Unavoidable Delay, the time for carrying out the activity thereby affected shall be extended for a period equal to the total number of days during which such causes or their effects were operative, and for such additional time, if any, as shall be necessary to make good the time lost as a result of any Unavoidable Delay.

                                          18.

                                  DEFAULTS; REMEDIES

          18.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall be deemed to be an event of default ("Event of Default") by a Party in the performance of its duties and obligations arising under this Agreement.

               18.1.1 A Party breaches or defaults in the performance of any of such Party's duties or obligations arising under this Agreement involving the payment of money, and after receiving written notice thereof from the other Party, fails within ten (10) days from receipt of such notice to have fully cured and corrected such breach or default.

               18.1.2 A Party breaches or defaults in the performance of any of such Party's material duties or obligations arising under this Agreement that do not involve the payment of money, and after receiving written notice thereof from the other Party, fails within thirty (30) days from receipt of such notice (or such longer time as may reasonably be required to cure the default so long as the defaulting Party commences to cure such failure within such thirty (30) day period and diligently prosecutes such cure to completion) to have fully cured and corrected such breach or default;

               18.1.3 A Party makes an assignment of its rights hereunder for the benefit of its creditors.

               18.1.4 The filing by or against a Party of a petition to have a Party adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against a Party, the same is dismissed within thirty (30) days).

               18.1.5 A Person (other than the other Party) obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting a Party from substantially performing its obligations under this Agreement, and such decree is not vacated within sixty (60) days after the granting thereof.

               18.1.6 All or substantially all of the assets of a Party are assumed by a trustee or other Person pursuant to a judicial proceeding, unless possession or control of its assets is returned to such Party within sixty (60) days.

               18.1.7 Any representation, warranty, certification or statement made in this Agreement by a Party shall prove to have been incorrect in any material respect when made.

               18.1.8 Any Event of Default by a Party of its obligations under the License Agreement.

          18.2 WAIVER. No waiver of any Event of Default shall be valid or effective unless in writing and signed by the waiving Party. Any waiver of any one Event of Default shall not constitute, or be construed as creating, a waiver of any other Event of Default.

          18.3 REMEDIES. Upon the occurrence of an Event of Default, then, subject to the rights of Lenders under Articles 13 and 14, the non-defaulting Party shall have all remedies available at law or in equity, except as specifically provided herein. Such remedies shall include, without limitation:

               18.3.1 Irvine may terminate FirstWorld's right to possession of the Leased Premises by any lawful means, in which case this Agreement shall terminate and FirstWorld shall immediately surrender possession of the Leased Premises to Irvine. Such termination shall not affect any accrued obligations of FirstWorld under this Agreement. Upon termination, Irvine shall have the right to retake possession of the Leased Premises. Irvine shall also be entitled to recover from FirstWorld:

                         (a)  The worth at the time of award of the unpaid rent
and additional rent which had been earned at the time of termination;

                         (b)  The worth at the time of award of the amount by
which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that FirstWorld proves could have been reasonably avoided;

                         (c)  The worth at the time of award of the amount by
which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that FirstWorld proves could be reasonably avoided;

                         (d)  Any other amount necessary to compensate Irvine
for all the detriment proximately caused by FirstWorld's failure to perform its obligations under this Agreement or which in the ordinary course of things would be likely to result from FirstWorld's default, including, but not limited to, the cost of recovering possession of the Leased Premises, commissions and other expenses of reletting, including necessary repair, reasonable attorneys' fees, and any other reasonable costs; and

                         (e)  At Irvine's election, all other amounts in
addition to or in lieu of the foregoing as may be permitted by law.

The term "rent" as used in this Agreement shall be deemed to mean the Rent and all other sums required to be paid by FirstWorld to Irvine pursuant to the terms of this Agreement. Any sum, other than Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the rate of *** percent ( *** %) per annum. As used in subparagraph (c) above, the "worth at the time of award" shall be computed by *** the amount at the ***



---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
rate of the Federal Reserve Bank of San Francisco at the time of award *** percent ( *** %). For purposes of this Section 18.3.1, Rent shall be assumed to equal, on a quarterly basis, the average of the quarterly Rent payments made by FirstWorld hereunder for the two year period preceding FirstWorld's default.

               18.3.2 Irvine may elect not to terminate FirstWorld's right to possession of the Leased Premises, in which event Irvine may continue to enforce all of its rights and remedies under this Agreement, including the right to collect all rent as it becomes due. Efforts by Irvine to maintain, preserve or relet the Leased Premises, or the appointment of a receiver to protect the Irvine's interests under this Agreement, shall not constitute a termination of the FirstWorld's right to possession of the Leased Premises. In the event that Irvine elects to avail itself of the remedy provided by this Section 18.3.2, Irvine shall not unreasonably withhold, condition or delay its consent to an assignment or subletting of the Leased Premises subject to the reasonable standards for and other provisions related to Irvine's consent as are contained in this Agreement.

               18.3.3 The non-defaulting Party shall not be under any obligation to observe or perform any covenant of this Agreement on its part to be observed or performed which accrues after the date of any default by the other Party unless and until the default is cured by the defaulting Party, other than those provisions which are for the benefit of any Lender.

               18.3.4 No delay or omission of either Party to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default. The acceptance by Irvine of rent shall not be a (i) waiver of any preceding breach or default by FirstWorld of any provision of this Agreement, other than the failure of FirstWorld to pay the particular rent accepted, regardless of Irvine's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Irvine's right to exercise any remedy available to Irvine by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other Person acting on behalf of a Party or its estate shall not waive or cure a default under this Agreement. No payment by FirstWorld or receipt by Irvine of a lesser amount than the rent required by this Agreement shall be deemed to be other than a partial payment on account of the earliest due rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Irvine shall accept the check or payment without prejudice to Irvine's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done or not done by FirstWorld or Irvine or their agents during the Term shall be deemed a surrender or an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Irvine and consented to by each Lender.

           18.4 LATE PAYMENTS. Any Rent or other sums due under this Agreement that are not paid to Irvine within five (5) days of the date when due shall bear interest at the rate of *** % per annum, but in no event to exceed the maximum rate permitted by law, from the date

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
due until fully paid. The payment of interest shall not cure any default by FirstWorld under this Agreement. In addition, FirstWorld acknowledges that the late payment by FirstWorld to Irvine of Rent or other sums will cause Irvine to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Irvine by the terms of other agreements to which Irvine is a party. Accordingly, if any rent due from FirstWorld shall not be received by Irvine or Irvine's designee within five (5) days after the date due, then FirstWorld shall pay to Irvine, in addition to the interest provided above, a late charge in the amount of *** Dollars ($ *** ) for each delinquent payment. Acceptance of a late charge by Irvine shall not constitute a waiver of FirstWorld's default with respect to the overdue amount, nor shall it prevent Irvine from exercising any of its other rights and remedies.

           18.5 RIGHT TO PERFORM. All covenants and agreements to be performed by either Party under this Agreement shall be performed at such Party's sole cost and expense and without any abatement of rent or right of set-off. If either Party fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Agreement, and the failure continues beyond any applicable grace period set forth in this Agreement, then in addition to any other available remedies, the other Party may, at its election make the payment or perform the other act on the part of the Party which failed to pay or perform. Either Party's election to make a payment or perform an act on the other Party's part shall not give rise to any responsibility of the paying or performing Party to continue making the same or similar payments or performing the same or similar acts. Any Party which fails to pay any sum of money or perform any act required of it hereunder shall, promptly upon demand by the other Party, reimburse the other Party for all sums paid by the other Party, if any, and all necessary incidental costs, together with interest at the rate of *** % per annum, but in no event to exceed the maximum rate permitted by law, from the date of the payment by the other Party. Each Party shall thereafter have the same rights and remedies for a failure to pay those amounts as it would have in the event of a monetary default by the other Party.

           18.6 WAIVER OF JURY TRIAL. IRVINE AND FIRSTWORLD EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, FIRSTWORLD'S USE OR OCCUPANCY OF THE LEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          18.7 LIMITATION. The obligations of Irvine hereunder do not constitute the personal obligations of the individual partners, members, trustees, directors, officers or shareholders of Irvine. Except for the obligations of FWC pursuant to the Guaranty to be executed and delivered by FWC in favor of Irvine concurrently with the execution and delivery of this Agreement, the obligations of FirstWorld hereunder do not constitute the personal obligations of the individual partners, members, trustees, directors, officers or shareholders of FirstWorld.

          18.8 DAMAGES LIMITATION. Neither Party shall be entitled to recover from the other Party any award of punitive damages, or any award for profits lost by such Party on account of the other Party's failure to perform its obligations under this Agreement (other than the right of Irvine to recover unpaid Rent due or Rent which would have become due under this Agreement after a breach hereof by FirstWorld). Without limiting the generality of the foregoing, the foregoing waiver of the right to recover lost profits shall apply (a) to any claims by FirstWorld that it lost Customers or potential Customers due to a breach by Irvine and (b) to any claims by Irvine that it lost tenants or potential tenants for its properties due to a breach by FirstWorld. The foregoing limitation shall not, however, be construed as a waiver of any rights of Irvine to recover sums expended pursuant to Section 6.2, above.

                                         19.

                        PROTECTION OF CONFIDENTIAL INFORMATION

           19.1 DESIGNATION OF CONFIDENTIAL INFORMATION. Any Confidential Information submitted to either Party by or on behalf of the other Party or its Affiliates shall be labeled as "Proprietary" or "Confidential" by use of a prominent legend, label or sticker, except that Pre-Authorized Confidential Information need not be so labeled.

           19.2 OBLIGATIONS OF CONFIDENTIALITY. Each Party shall treat and hold the Confidential Information in confidence and shall undertake the following obligations with respect thereto:

                    19.2.1 Each shall keep confidential all Confidential Information disclosed to it, in accordance herewith, and to protect the confidentiality thereof, in the same manner in which it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection of Confidential Information); provided, however, that neither shall have any obligation with respect to the use or disclosure to others of any Confidential Information that can be established to have: (a) been known publicly; (b) been known generally in the industry before communication; (c) become known publicly, without fault on the part of either Party; (d) been known otherwise before communication; (e) been received without any obligation of confidentiality from a source (other than a Party or its Affiliates) lawfully having possession of such information; or (f) been required to be disclosed by law or court order;
(g) been reasonably necessary to disclose in connection with the enforcement of a Party's rights under this Agreement; (h) been reasonably necessary to disclose in connection with a Financing, a Transfer, a borrowing by FWC or FirstWorld, the sale of shares of FirstWorld or FWC, or any similar transaction, whether of FirstWorld, FWC or any Affiliate of either entity; or (i) been reasonably necessary to disclose in connection with any financing, sale of shares, transfer of a substantial portion of the assets of, or any similar transaction of Irvine or any of its Affiliates.

               19.2.2 All Confidential Information which may be furnished to a Party shall continue to be the property of the Party furnishing the same, or the Affiliate submitting such Confidential Information on such Party's behalf.

               19.2.3 No rights or licenses, express or implied, are hereby granted to any Confidential Information, including without limitation, any patents, trademarks, service marks, trade names, copyrights or trade secrets, as a result of or related to this Agreement.

                                          20.


                                     ARBITRATION


          Any dispute between Irvine and FirstWorld under this Agreement shall be resolved by binding arbitration by JAMS/ENDISPUTE, or its successor, in Orange, California ("JAMS") as provided in this paragraph; provided that either Party shall retain the right to pursue any equitable remedy available to it by filing a separate action in a court of competent jurisdiction. Within ten (10) business days following submission of any such claim or dispute to JAMS, JAMS shall designate three (3) arbitrators and each Party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If the Parties both veto the same arbitrator, the two remaining arbitrators shall choose a third arbitrator. Any arbitration pursuant to this paragraph shall be decided within sixty (60) days of submission to JAMS. The decision of the arbitrator shall be final and binding on all Parties. The arbitrator shall have the right to order such discovery as the arbitrator deems reasonable in connection with such arbitration. All costs associated with arbitration (including, without limitation, reasonable attorneys' fees) shall be awarded to the prevailing Party as determined by the arbitrator. Notice of the demand for arbitration may be filed by either Party to this Agreement. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                          21.


                                      NO BROKER

          Irvine and FirstWorld each represents and warrants that it did not engage any broker or finder in connection with this Agreement and that no Person is entitled to any commission or finder's fee on account of any agreements or arrangements made by such Party with any broker or finder. Each Party shall indemnify the other Party against any breach of the foregoing representation by the indemnitor.

                                          22.


                                    SUBORDINATION

          FirstWorld accepts the Leased Premises subject and subordinate to any mortgage, deed of trust or other lien presently existing upon all or any portion of the same, but FirstWorld agrees that the holder or beneficiary of any such mortgage, deed of trust or lien shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Agreement on such terms and subject to such conditions as such holder or beneficiary may deem appropriate in its discretion. This provision is hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this Agreement, provided that FirstWorld shall upon request execute an instrument submitted by Irvine confirming the same. FirstWorld agrees to subordinate its rights under this Agreement to any mortgage, deed of trust or other lien created after the effective date of this Agreement affecting the Leased Premises so long as in connection with such subordination the holder of such mortgage, deed of trust or other lien agrees in writing that in the event of the foreclosure thereof this Agreement shall not be terminated as to any portion of the Leased Premises affected and encumbered by such mortgage, deed of trust or other lien and the holder thereof shall recognize the rights of FirstWorld created by this Agreement as to the portion of the Leased Premises encumbered by such mortgage, deed of trust or other lien, which recognition agreement shall be in a form reasonably acceptable to FirstWorld and such holder.

                                          23.


                                       WAIVERS

          Failure of either Party to complain of any act or omission on the part of the other Party shall not be deemed a waiver by the noncomplaining Party of any of its rights under this Agreement. No waiver by either Party at any time, express or implied, of any breach of any provisions of this Agreement shall be a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. No acceptance by Irvine of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

                                          24.


                         MEMORANDUM OF AGREEMENT; UCC FILING

          Concurrently with the execution and delivery of this Agreement, the Parties shall promptly execute, acknowledge and record a Memorandum of Lease in the form of Appendix 7 attached hereto and made a part hereof. Upon the request of either Party, the other Party shall promptly execute and deliver (and the Parties shall file with the Secretary of State), a UCC statement in form reasonably satisfactory to both Parties evidencing the rights and interests of the Parties pursuant to this Agreement. Upon the request of either Party from time to time, the other Party shall execute and deliver additional UCC statements to be filed with the Secretary of State to cover space within Additional Available Spectrum Conduit and Available Other Conduit which is added to the Leased Premises pursuant to the terms of this Agreement.

                                          25.


                                ESTOPPEL CERTIFICATES

          At any time and from time to time, upon not less than twenty (20) days' prior written request (an "Estoppel Certificate Request") by either Party to this Agreement or any Lender to FirstWorld (the "Requesting Party"), the other Party to this Agreement (the "Certifying Party") shall execute, acknowledge and deliver an Estoppel Certificate in reasonable form to the Requesting Party (or directly to a third party whose name and address are provided by the Requesting Party). Any Estoppel Certificate may be relied upon by any third party (but not by the Requesting Party) to whom an Estoppel Certificate is required to be directed. If the Certifying Party fails to execute and deliver within such twenty (20) day period to the Requesting Party (or its attorneys or the third party(ies) designated by such Requesting Party) an Estoppel Certificate, setting forth with reasonable specificity any alleged exceptions to the statements requested to be contained in such Estoppel Certificate, then the Certifying Party shall be deemed for all purposes, whether or not this Agreement has been terminated or is otherwise in full force and effect, to have executed and delivered to the third party and the Requesting Party an Estoppel Certificate, dated as of the effective date of the Estoppel Certificate Request, certifying that this Agreement is in full force and effect, that there are no amendments or modifications hereof and that the Requesting Party is not in default under this Agreement.

                                          26.


                                    MISCELLANEOUS

          26.1 NOTICES. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be given in writing, addressed as follows:

               If to Irvine:       The Irvine Company
                                   550 Newport Center Drive
                                   Newport Beach, CA  92660
                                   Attn:  Vice President, Industrial Operations

               With a copy to:     The Irvine Company
                                   550 Newport Center Drive
                                   Newport Beach, CA  92660
                                   Attn:  General Counsel - Office

               If to FirstWorld:   FirstWorld Orange Coast
                                   9333 Genessee Avenue, Suite 200
                                   San Diego, CA  92121
                                   Attn:  G. Bradford Saunders

               With a copy to:     FirstWorld Communications
                                   9333 Genessee Avenue, Suite 200
                                   San Diego, CA  92121
                                   Attn:  General Counsel

Any Party may from time to time, by written notice to the other, designate a different address which shall be substituted for the address specified above or designate additional Parties to receive copies of notices. Any notice shall be delivered either personally, by certified mail (return receipt requested), by Federal Express or similar overnight courier or by facsimile transmission. If personally delivered, notices shall be deemed received at the time of delivery. If sent by certified mail, return receipt requested, notices shall be deemed fully delivered and received upon delivery or refusal of delivery. If delivered by Federal Express or similar overnight courier, notices shall be deemed fully delivered and received upon receipt or two (2) Business Days after deposited with such courier prior to its deadline for next Business Day delivery. If sent by facsimile transmission, notices shall be deemed fully delivered and received upon receipt provided that the transmission is by a facsimile machine which confirms completed transmission, and a copy of the notice is simultaneously sent by another method permitted under this Agreement. Except as otherwise expressly provided herein, notices shall be deemed fully delivered and received at the time of actual receipt.

           26.2 DOCUMENTS IN RECORDABLE FORM. Wherever this Agreement requires either Party to deliver to the other a document in recordable form, both Parties shall be deemed to have consented to the recording of such document, at the sole expense of the Party that elects to record it. For purposes of this Agreement, FirstWorld shall be deemed to be the Party requiring recordation of a memorandum of this Agreement and UCC statements contemplated under Article 24.

           26.3 FURTHER ASSURANCES. Each Party shall fully support and cooperate with the other Party in giving effect to the purpose and intent of this Agreement, including, without limitation, in a Party's efforts to obtain from any Governmental Authority or any other Person any permit, entitlement, approval, authorization or other right necessary or convenient in connection with such Party's activities or operations, provided that the cooperation required under this Section 26.3 shall be at no expense to the Party requested to provide its cooperation. Without limiting the generality of the foregoing, each Party agrees to execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the Parties as set forth in this Agreement.

           26.4 PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to the amount of any payment to be made by a Party to the other under this Agreement, then the Party against whom the obligation to pay is asserted shall pay the entire amount billed, but shall have the right to make payment
"under protest."   The Party making the payment shall continue to have the right to seek recovery of such sum. To the extent that it shall be determined that the Party making the payment "under protest" was not required to make such payment, such Party shall be entitled to recover such sum or so much of such sum as such Party was not legally required to pay pursuant to this Agreement.

          26.5 NO THIRD PARTY BENEFICIARIES. Except as to the permitted successors and assigns of each Party, nothing in this Agreement shall be deemed to confer upon any Person (other than Irvine, FirstWorld or Lenders) any right to insist upon, or to enforce against Irvine or FirstWorld, the performance or observance by either Party of its obligations under this Agreement.

          26.6 INTERPRETATION. No inference in favor of or against any Party shall be drawn from the fact that such Party has drafted any portion of this Agreement. The Parties have both participated substantially in the negotiation, drafting and revision of this Agreement with representation by counsel and such other advisors as they have deemed appropriate. The words "include" and "including" shall be construed to be followed by the words:
"without limitation."

          26.7 DELIVERY OF DRAFTS. Neither Irvine nor FirstWorld shall be bound by this Agreement unless and until each Party shall have executed at least one counterpart of this Agreement and delivered such executed counterpart to the other Party. The submission of draft(s) of this Agreement or comment(s) on such drafts shall not bind either Party in any way and such draft(s) and comment(s) shall not be considered in interpreting this Agreement.

          26.8 HEADINGS. Article and section headings have been inserted in this Agreement as a matter of convenience and for reference only. Such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          26.9 CUMULATIVE REMEDIES. Subject to the express limitations set forth in this Agreement, the remedies to which either Party may resort under this Agreement are cumulative and are not intended to be exclusive of any other remedies to which such Party may lawfully be entitled in the event of any breach or threatened breach by the other Party of any provision of this Agreement.

          26.10 ENTIRE AGREEMENT. This Agreement, including all exhibits and appendices hereto, together with the License Agreement, constitutes the entire agreement between the Parties hereto pertaining to the subject matter thereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the Parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

           26.11 AMENDMENTS. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in a writing signed by Irvine and FirstWorld.

           26.12 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application of such term or provision to any Party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

           26.13 SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit Irvine and FirstWorld and their successors and assigns, but the foregoing shall not limit or supersede any transfer restrictions contained in this Agreement.

           26.14 GOVERNING LAW. This Agreement and its interpretation and performance shall be governed, construed and regulated by the Applicable Law of the State of California, without regard to principles of conflict of Applicable Law.

           26.15 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Parties listed below shall constitute a single binding agreement.

           26.16 TIME PERIODS. Whenever this Agreement requires either Party to perform any action within a specified period, or requires that a particular event occur within a specified period, if the last day of such period is not a Business Day, then the period shall be deemed extended through the close of business on the first Business Day following such period as initially specified. This paragraph shall in no event delay or defer the effective date of any Rent adjustment or the commencement of any period with respect to which interest on a payment shall accrue or the date for payment of any Rent.

           26.17 WAIVERS. The consent by one Party to any act by another Party shall not be deemed to imply consent, or waiver of the necessity of obtaining such consent, for the same or any similar acts in the future. No waiver or consent shall be implied from silence or from any failure of a Party to act, except as otherwise specified in this Agreement.

           26.18 NEGATION OF PARTNERSHIP. The covenants, obligations and liabilities of the Parties are intended to be several and not joint or collective and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities as herein provided. No Party shall be under the control of or shall be deemed to control the other Party. No Party shall be the agent of or have a right or power to bind the other Party without its express written consent, except as expressly provided in this Agreement.

           26.19 ATTORNEYS' FEES. Each Party shall bear its own attorney's fees incurred in relation to the negotiation and execution of this Agreement. In the event of any action instituted between the Parties in connection with this Agreement, the prevailing Party shall be entitled to recover from the losing Party, the prevailing Party's costs and expenses, including reasonable attorneys' fees. The prevailing Party for the purpose of this paragraph shall be determined by the trier of the facts.

           26.20 RELATIONSHIPS. Irvine and FirstWorld acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be construed to constitute the Parties as employer/employee, partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking. Neither Party, nor its employees, agents or representatives shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.



                              FIRSTWORLD ORANGE COAST,
                              a California corporation

                              By:  /s/  Robert E. Randall
                                  -----------------------------------
                              Name: Robert E. Randall
                              Title: Executive Vice President & Chief
                                       Operating Officer

                              By:  /s/  G. Bradford Saunders
                                  -----------------------------------
                              Name: G. Bradford Saunders
                              Title: Senior Vice President


                              THE IRVINE COMPANY,
                              a Delaware corporation


                              By:  /s/  Richard G. Sim
                                  ----------------------------------
                                   Richard G. Sim,
                                   Executive Vice President


                              By:  /s/  Clarence W. Barker
                                  ----------------------------------
                                   Clarence W. Barker, President
                                   of Irvine Industrial Company, a
                                   division of The Irvine Company

                                     Appendix 1

                             GLOSSARY OF DEFINED TERMS

                                     Appendix 1

                             GLOSSARY OF DEFINED TERMS

                                  (CONDUIT LEASE)

          "Addition Memorandum" means a memorandum in the form of Appendix 5 adding space within Additional Available Spectrum Conduit or Available Other Conduit to the Leased Premises under the Conduit Lease, or Additional Buildings to the License Agreement.

          "Additional Areas" means other areas which Irvine may develop within the cities of Irvine, Newport Beach and Tustin and within certain unincorporated areas of the County of Orange.

          "Additional Area Buildings" means any additional commercial, industrial and retail buildings which Irvine owns and develops within those Additional Areas as to which Available Other Conduit is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Additional Available Spectrum Conduit" means additional multi-tube telecommunications conduit located within the Additional Spectrum of substantially similar capacity and configuration to the Existing Available Spectrum Conduit, or such other configuration as may be required under the Conduit Lease.

          "Additional Buildings" means all of the Additional Spectrum Buildings, the Additional Area Buildings and the Additional Other Buildings, to the extent added to this Agreement pursuant to the terms and provisions hereof.

          "Additional License Fee Base" shall have the meaning set forth in
Section 6.1 of the License Agreement.

          "Additional Networks" means any Networks established by FirstWorld to service any Additional Areas.

          "Additional Other Buildings" means any additional commercial, industrial and retail buildings which Irvine owns and which are now existing or are hereafter constructed, and which are located in the State of California but not in the Spectrum or any Additional Areas as to which space within Available Other Conduit is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Additional Spectrum" means additional areas which Irvine intends to develop within or as part of the Irvine Spectrum as more particularly shown on the map attached hereto as Appendix 3 or located adjacent to the Existing Spectrum.

          "Additional Spectrum Buildings" means any additional commercial, industrial and retail buildings which Irvine develops and owns within the Additional Spectrum.

          "Adjusted Gross Combined Revenue" means Adjusted Gross Revenue plus, for the relevant period, the remainder, if any, of the Other Building Gross Revenues for the relevant period less the sum of the following for the same period, to the extent derived from Customers occupying the applicable Additional Other Buildings or Users providing services through FirstWorld or one or more of its Affiliates to the applicable Additional Other Buildings: (i) Service Provider Payments; and (ii) FirstWorld Consulting Revenues.

          "Adjusted Gross Revenue" means, for the relevant period, the remainder, if any, of the Gross Revenues for the relevant period less the sum of the following for the same period (a) Third Party Building Access Payments paid with regard to buildings in the Spectrum and any Additional Areas as to which space in Available Other Conduit has been added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease; and (b) to the extent derived from Customers occupying buildings within the Spectrum and any such Additional Areas or from Users providing services through the Irvine Networks to such buildings: (i) Service Provider Payments; and (ii) FirstWorld Consulting Revenues.

          "Affiliate" means, with respect to Irvine, FirstWorld or any other Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns fifty percent (50%) or more of the equity interest in the Person specified or fifty percent (50%) or more of any class of voting securities of the Person specified.

          "Affiliated Lender" means any Lender which is also an Affiliate of FirstWorld.

          "Agreement" means this Conduit Lease.

          "Applicable Law" means any applicable law, statute, ordinance, regulation, rule, notice requirement, court decision, agency guideline, principle of law and order of any Governmental Authority, including, without limitation, those related to energy, the environment, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment, and wages and hours.

          "Available Conduit" means the Available Spectrum Conduit together with the Available Other Conduit.

          "Available Other Conduit" means telecommunications conduit which Irvine installs in Additional Areas and as to which space within the same is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Available Spectrum Conduit" means the Existing Available Spectrum Conduit together with the Additional Available Spectrum Conduit to the extent constructed from time to time.

          "Basic Percentage Rent" shall have the meaning set forth in Section
4.2 of the Conduit Lease.

          "Bonus Percentage Rent" shall have the meaning set forth in Section
4.3 of the Conduit Lease.

          "Buildings" means the Existing Spectrum Buildings together with any Additional Buildings to the extent added to the License Agreement pursuant to the terms thereof.

          "Business Day" means any day which is not a Saturday, a Sunday or a day on which national banks are obligated by law, regulation or executive order to be closed.

          "Cable" means all fiber optic cable installed in the Available Conduit by or on behalf of FirstWorld or any of its Affiliates whether installed within Conduit or extending into a building to be connected to Equipment located therein.

          "Certifying Party" shall have the meaning set forth in Article 25 of this Agreement.

          "City" means the City of Irvine, provided, however, that with regard to any Additional Areas, the City shall mean the city within which the applicable Additional Area is located, or if such Additional Area is in an unincorporated area of a county, the county within which the same is located.

          "Commencement Date" is defined in Article 3 of this Agreement.

          "Condemnation" means any action in eminent domain, brought with regard to the Leased Premises or any portion thereof, or with regard to any Building or any portion thereof, by any Governmental Authority, or any conveyance to a Governmental Authority in lieu of, or in settlement of, a pending or threatened action in eminent domain.

          "Conduit" means ** tubes being a portion of the Available Conduit together with the pull boxes serving such tubes within which FirstWorld utilizes space, and together with all additional conduit which may be installed by FirstWorld within the Spectrum and within any Additional Areas (including building entrance conduit systems), and any alterations, repairs, modifications and improvements of any of the same, provided, however, that for those portions of the Available Conduit which include more than *** tube, the Conduit shall consist of: (a) where the Available Conduit includes *** tubes, *** tube and *** tube and (b) wherever the Available Conduit includes *** tubes, *** tubes.

          "Conduit Lease" means that certain Agreement For Lease of Telecommunications Conduit made and entered into by and between Irvine and FirstWorld and dated as of March 5, 1998.

          "Confidential Information" means all information and documents which either party furnishes to the other on or after the date of this Agreement, which such party designates as proprietary or confidential or which is Pre-Authorized Confidential Information not required to be so designated.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "CPI" means the Consumer Price Index, All Urban Consumers, Subgroup "All Items" for the Los Angeles-Anaheim-Riverside Region (Base Period 1993-95 =
100), which is currently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. If, however, the CPI is changed, revised or discontinued for any reason, there shall be substituted in lieu thereof, and the term "CPI" shall thereafter refer to, the most nearly comparable official price index of the United States Government so as to obtain substantially the same result as would have been obtained had the original CPI not been changed, revised or discontinued, which alternative index shall be selected by Irvine and shall be subject to FirstWorld's written approval.

          "Customers" means any Person who subscribes with FirstWorld for Network services as an end user (as opposed to Users who contract for access to a Network in order to provide telecommunications services to their own customers).

          "Equipment" means switches, connectors, amplifiers, and other equipment located in a building and not within the Conduit and required to connect Cable to a building and/or provide telecommunications services to the occupants thereof.

          "Equipment Space" means a reasonable amount of equipment room space in each Building, not to exceed 100 square feet, that is sufficient to enable FirstWorld to install the Cable and Equipment needed by FirstWorld to deliver the services described by this Agreement, which Equipment Space shall be in a reasonable configuration taking into account the size and shape of the equipment room in which the same will be located and the number of service providers requiring space within such equipment room. Once Equipment is installed in any Building, Equipment Space shall exclude equipment room space not utilized by FirstWorld.

          "Estoppel Certificate Request" shall have the meaning set forth in
Article 25 of this Agreement.

          "Event of Default" shall have the meaning set forth in Section 18.1 of this Agreement.

          "Existing Available Spectrum Conduit" means a multi-tube telecommunications conduit which Irvine has constructed within the Existing Spectrum at the approximate locations shown on Appendix 4 attached hereto.


          "Existing Spectrum" means certain developed areas in the area commonly referred to as the Irvine Spectrum and more particularly shown on the map attached hereto as Appendix 2.

          "Existing Spectrum Buildings" means the commercial, industrial and retail buildings which are owned by Irvine within the Existing Spectrum and which are listed on Appendix 4 attached to the License Agreement.

          "Fair Market License Fee" shall have the meaning set forth in Section
6.1.4. of the License Agreement.

          "Financing" means any mortgage financing, project financing, refinancing or borrowing, or any sale and leaseback transaction in which FirstWorld has the right to repurchase the Leased Premises, secured by a Financing Encumbrance, the proceeds of which are utilized in whole or in part to finance the cost of the design, construction, replacement, improvement, maintenance or operation of one or more Irvine Networks.

          "Financing Encumbrance" means any mortgage, deed of trust, assignment, security agreement, pledge, financing statement, conveyance and lease (in the case of a sale and leaseback transaction) or any other instrument(s) or agreement(s) intended to grant security for any financing, that encumbers all of the Leased Premises and FirstWorld's rights under the License Agreement and the Conduit Lease (or any portion of the Leased Premises together with but not separate from FirstWorld's rights under the License Agreement and the Conduit Lease to the extent affecting Buildings and areas, respectively, served by the portion of the Leased Premises encumbered by the applicable Financing Encumbrance) (as well as such other assets or rights as may be encumbered by such instruments) as the same may be renewed, modified, consolidated, amended, extended or assigned from time to time.

          "FirstWorld" means FirstWorld Orange Coast, a California corporation.

          "FirstWorld Consulting Revenues" means payment for service related to advice or other provision of consulting services which does not involve payment for the transmission of information over a Network.

          "FirstWorld Marks" shall have the meaning set forth in Section 19.1 of the License Agreement.

          "Fiscal Year" means the fiscal year of FirstWorld, ending on September 30, as the same may be changed from time to time.

          "FWC" means FirstWorld Communications, Inc., a California corporation.

          "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity.

          "Gross Revenues" means, for any period, all revenues received by FirstWorld or any of its Affiliates, assignees or sublessees with respect to the operation of the Irvine Networks during such period that are attributable to the following derived from Customers occupying buildings within the Spectrum and any Additional Areas, or from Users providing services through the Irvine Networks to any Person in the Spectrum or any Additional Areas: (a) fees for access rights and other services sold by FirstWorld to such Customers, (b) ***, (c) *** , (d) the lease or re-sale of lines or circuit paths within the Irvine Networks to Users to access customers of said Users, and (e) the lease to Customers of Customer premises equipment which is not generally available and which is required by FirstWorld as a condition of service.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "Hazardous Materials" means all materials, substances and wastes, variously designated as hazardous or toxic substances, materials or wastes pursuant to all federal, state, and local laws, statutes, ordinances, rules and regulations relating to the environment, including without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reathorization Act and the California Health and Safety Code, and shall also include, PCB's, asbestos, radon and fractions of petroleum, whether or not so designated therein.

          "Imposition" means the sum of all of the following to the extent imposed on the Leased Premises, the Conduit, the Cable, the Irvine Networks, any Equipment installed in connection therewith, or the services to be provided by FirstWorld to Customers and Users; (i) all real estate taxes and assessments or personal property taxes and assessments, as such property taxes may be assessed or reassessed from time to time ; (ii) any and all other taxes, charges and assessments which are levied with respect to this Agreement or to any of the foregoing, other than general net income and franchise taxes of Irvine; (iv) all charges, fees, taxes, surcharges or assessments of any kind or nature which are in the future levied by any Governmental Authority, in lieu of, in addition to or as a replacement for any other Imposition; and (iv) costs and expenses incurred in contesting the amount or validity of any Imposition by appropriate proceedings.

          "Initial Installation Date" shall have the meaning set forth in
Section 2.10.1 of the Conduit Lease.

          "Irvine" means The Irvine Company, a Delaware corporation.

          "Irvine Marks" shall have the meaning set forth in Section 19.1 of the License Agreement.

          "Irvine Networks" means the Spectrum Network and any Additional Networks.

          "Irvine's Cure" shall have the meaning set forth in Section 14.4 of this Agreement.

          "Irvine's Cure Rights" shall have the meaning set forth in Section
14.4 of this Agreement.

          "Leased Premises" means the space within the tubes of the Conduit together with the non-exclusive right to use undivided space within the pull boxes serving such tubes.

          "Lender" means any Person(s), including bondholder(s), and any Affiliate of FirstWorld providing Financing for the ownership, design, construction, improvement, maintenance, replacement or operation of one or more Networks or any matter related thereto, including, without limitation, any trustee or collateral agent appointed by any such Lender to represent its interests.

          "Lender's Cure" shall have the meaning set forth in Section 13.4 of this Agreement.

          "Lender's Cure Rights" shall have the meaning set forth in Section
13.4 of this Agreement.

          "License Agreement" means that certain Telecommunications System License Agreement dated as of March 5, 1998, by and between Irvine and FirstWorld.

          "License Fee" shall have the meaning set forth in Section 6.1.1 of the License Agreement.

          "Market Adjustment Date" shall have the meaning set forth in Section
6.1.4 of the License Agreement.

          "Marks" means the FirstWorld Marks and the Irvine Marks.

          "Memorandum of Lease" means a recordable memorandum of the Conduit Lease in the form of Appendix 7 attached to the Conduit Lease to be executed between the parties.

          "Networks" means one or more neutral broadband fiber optic telecommunications pathways which are available to all competing telecommunication service providers for a fee on a non-discriminatory basis and are inter-operable with an incumbent local telephone carrier, but excluding any transport links between pathways and the applicable switching facility.

          "Off Net" means that FirstWorld is providing service to the end user over a third party's transport system.

          "On Net" means that FirstWorld's Cable is connected to the applicable building, and FirstWorld is providing service to the end user over such Cable.

          "Other Building Gross Revenue" means, for any period, all revenues received by FirstWorld or any of its Affiliates, assignees, or sublessees with respect to services provided during such period that are attributable to the following derived from Customers occupying Additional Other Buildings or Users providing services to Persons occupying Additional Other Buildings: (a) fees for access rights and other services sold by FirstWorld to such Customers, (b) ***,
(c) *** , (d) the lease or re-sale of lines or circuit paths to Users to access customers of said Users in such Additional Other Buildings, and (e) the lease to Customers of Customer premises equipment which is not generally available and which is required by FirstWorld as a condition of service.

          "Party" means Irvine or FirstWorld as a party to this Agreement.

          "Payment Date" means each May 15, August 15, November 15 and February 15, or the next succeeding Business Day if such date is not a Business Day.

          "Permitted Assignee" shall have the meaning set forth in Section 13.1 of this Agreement.

---------------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any agency or political subdivision thereof or any other entity.

          "Phasing Plan" means the plans showing the phasing for installation of the Irvine Networks or portions thereof. The initial Phasing Plan for the Network to be installed in the Existing Spectrum is attached to this Agreement as Appendix 6. Additional Phasing Plans will be prepared for any Additional Spectrum areas and for any Additional Areas, in accordance with the terms and provisions of the Conduit Lease.

          "Plans" shall have the meaning set forth in Section 8.1 of the License Agreement.

          "Pre-Authorized Confidential Information" means Confidential Information which pursuant to this Agreement is identified as Pre-Authorized Confidential Information, and which shall be Confidential Information but need not be so designated.

          "Rent" means the sum of the Basic Percentage Rent and the Bonus Percentage Rent.

          "Requesting Party" shall have the meaning set forth in Article 25 of this Agreement.

          "Service Provider Payments" means all sums collected by FirstWorld or any of its Affiliates, assignees or sublessees, on behalf of any Users or other service providers.

          "Serviced Buildings" means all buildings and other facilities within both the Spectrum and such Additional Areas as may be incorporated into this Agreement.

          "Spectrum" means the Existing Spectrum together with the Additional Spectrum to the extent developed from time to time.

          "Spectrum Network" means the Network to be installed by FirstWorld within the Spectrum. If FirstWorld elects to service the Spectrum with more than one Network in accordance with terms and provisions of this Agreement, then all such Networks shall collectively be the Spectrum Network.

          "Spectrum Service Area" means the Existing Spectrum together with the Additional Spectrum to the extent developed and added to the Conduit Lease from time to time.

          "Term" shall mean the period commencing on the Commencement Date and continuing until December 31, 2027.

          "Third Party Building Access Payments" means payments for access to buildings for which FirstWorld does not have a right of entry pursuant to the License Agreement.

          "Transfer" shall have the meaning set forth in Section 12.1 of this Agreement.

          "Unavoidable Delay" means any cause beyond the reasonable control of the party affected, including, without limitation, the following:

               (a) Failures of or threats of failure of facilities, including power failures and the failure of any component of a Network;

               (b) Floods, earthquakes, tornadoes, storms, fires, lightning, epidemics or other casualties;

               (c)  Acts of war, riots, civil disturbances or disobediences;

               (d) Labor disputes, labor or material shortages (including the inability to obtain Equipment necessary to provide service) or acts of sabotage;

               (e)  Restraint by court order or Governmental Authority;

               (f) Any failure to obtain the necessary permits, authorizations or approvals from any Governmental Authority not caused by the failure of a Party to take the actions required of it to obtain the same; or

               (g) The need to condemn or acquire property prior to performing any act.

          "Underground Agencies" means one or more underground utility monitoring companies.

          "Users" means any Person who contracts with FirstWorld for access to a Network in order to provide telecommunications services to its own customers (as opposed to Customers who contract with FirstWorld for Network services as end users).

                                      APPENDIX 2

                            DEPICTION OF EXISTING SPECTRUM


                THIS APPENDIX CONTAINS A MAP OF THE EXISTING SPECTRUM

                                     (AS DEFINED)

                                      APPENDIX 3

                           DEPICTION OF ADDITIONAL SPECTRUM


               THIS APPENDIX CONTAINS A MAP OF THE ADDITIONAL SPECTRUM

                                     (AS DEFINED)

                                      APPENDIX 4


                         EXISTING AVAILABLE SPECTRUM CONDUIT


      THIS APPENDIX CONTAINS A SERIES OF MAPS OF THE AVAILABLE SPECTRUM CONDUIT

                                     (AS DEFINED)

                                      APPENDIX 5

                                 ADDITION MEMORANDUM

                                ADDITON MEMORANDUM NO.
                                   (CONDUIT LEASE)


     THIS ADDITION MEMORANDUM is dated as of _____________,_____, and made by and between THE IRVINE COMPANY, a Delaware corporation ("Irvine"), and FIRSTWORLD ORANGE COAST, a California corporation ("FirstWorld").

     A. Prior to the date hereof, Irvine and FirstWorld have entered into that certain AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT dated as of ____________, 1998, (the "Conduit Lease") providing for, among other things, the lease of space within certain Conduit to FirstWorld as more particularly set forth in the Conduit Lease.

     B. Irvine now desires to add to the Leased Premises under the Conduit Lease, space within additional Available Conduit in accordance with the terms, provisions and conditions of the Conduit Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows;

     1.   DEFINITIONS.   Capitalized terms used in this Addition Memorandum and
not otherwise defined herein shall have the meaning given to them in the Conduit Lease.

     2. ADDITIONAL BUILDING. Pursuant to the provisions of Article 2 of the Conduit Lease, effective as of ______________,_____, (the "Effective Date"), space within the additional Available Conduit more particularly identified in Exhibit A attached hereto and incorporated herein by this reference is added to the Leased Premises. The Available Conduit as to which space is hereby added to the Leased Premises services that portion of the [Additional Spectrum/Additional Area of ___________] shown on Exhibit B. From and after the Effective Date, for purposes of determining Rent due pursuant to Sections 4.1, 4.2 and 4.3 of the Conduit Lease, Gross Revenues shall include Gross Revenues attributable to the [Additional Spectrum\Additional Area] shown on Exhibit B.

     3. FORCE AND EFFECT. Except for the addition to the Leased Premises set forth in this Addition Memorandum, and the inclusion of the [Additional Spectrum\Additional Area] shown


                                      Appendix 5
in Exhibit B for purposes of determining Rent and calculating Gross Revenues, the Conduit Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Addition Memorandum as of the day and year first above written.


                                        FIRSTWORLD ORANGE COAST,
                                        a California corporation

                                        By:
                                            -------------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                               ---------------------------

                                        By:
                                            -------------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                               ---------------------------

                                        THE IRVINE COMPANY,
                                        a Delaware corporation

                                        By:
                                            -------------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                               ---------------------------

                                        By:
                                            -------------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                               ---------------------------


                                      Appendix 5
                                     Page 2 of 2

                                      APPENDIX 6

                                     PHASING PLAN


            THIS APPENDIX CONTAINS A COLOR CODED MAP OF THE AREA IN WHICH THE COMPANY'S FACILITIES ARE TO BE CONSTRUCTED AND INDICATES
                    WHICH AREAS MUST BE COMPLETED AT VARIOUS TIMES

                                      APPENDIX 7

                                 MEMORANDUM OF LEASE

RECORDED REQUESTED BY AND
WHEN RECORDED MAIL TO:


-------------------------
-------------------------
-------------------------
-------------------------


--------------------------------------------------------------------------------


                             MEMORANDUM OF CONDUIT LEASE


     THIS MEMORANDUM OF AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT is dated as of ______________, 1998, and made by and between THE IRVINE COMPANY, a Delaware corporation ("Irvine"), and FIRSTWORLD ORANGE COAST, a California corporation ("FirstWorld").

     A. Prior to the date of this Memorandum, Irvine and FirstWorld have entered into that certain AGREEMENT FOR LEASE OF TELECOMMUNICATIONS CONDUIT dated as of ________________, 1998 (the "Conduit Lease").

     B. Irvine and FirstWorld now desire to execute this Memorandum and to cause the same to be recorded in the Official Records of Orange County, California, to provide record notice of the rights, interests and obligations set forth in the Conduit Lease.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1. LEASED PREMISES. Irvine has leased to FirstWorld space within certain, but not all, tubes of the Existing Available Spectrum Conduit, together with the non-exclusive right to undivided space within the pull boxes serving the same, subject to, upon and in accordance with the terms, provisions and conditions set forth in the Conduit Lease. The approximate location of the Existing Available Spectrum Conduit is more particularly shown on Exhibit "A" attached hereto and incorporated herein by the reference.

     2. TERM. The Term of the Lease is for the period commencing upon the date of the Conduit Lease, and expiring on December 31, 2027, with no extensions.


                                      Appendix 7
                                     Page 1 of 3

     3. DEFINED TERMS. Initially capitalized terms used in this Memorandum and not otherwise defined herein shall have the meanings given to them in the Conduit Lease.

     4. OTHER PROVISIONS. The purpose of this Memorandum is to provide record notice of the rights, interests and obligations under the Conduit Lease, and all of the terms, provisions and conditions of the Conduit Lease are incorporated in this Memorandum as though the same were set forth herein in full. This Memorandum shall in no way be construed to modify, amend, limit or expand, in any manner whatsoever, the terms, provisions and conditions of the Conduit Lease. In the event of any inconsistency between the terms, provisions and conditions of this Memorandum and the terms, provisions and conditions of the Conduit Lease, the terms, provisions and conditions of the Conduit Lease shall prevail.

     IN WITNESS WHEREOF, the Parties have executed this Memorandum as of the day and year first above written.

                                                  FIRSTWORLD ORANGE COAST,
                                                  a California corporation

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                                  THE IRVINE COMPANY,
                                                  a Delaware corporation


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------



                                      Appendix 7
                                     Page 2 of 3

STATE OF____________ )
                     ) ss.
COUNTY OF___________ )


     On ______________, ____, before me, ____________________________, Notary
Public, personally appeared _____________________________ and __________________
personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



-----------------------
     Notary Public


STATE OF____________ )
                     ) ss.
COUNTY OF___________ )


     On ______________, ____, before me, ____________________________, Notary
Public, personally appeared _____________________________ and __________________
personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



-----------------------
     Notary Public


                                      Appendix 7
                                     Page 3 of 3